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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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Liberty Media Corporation
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LIBERTY MEDIA CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400

April 23, 2008

Dear Stockholder:

        The 2008 annual meeting of stockholders of Liberty Media Corporation will be held at 9:00 a.m., local time, at the Denver Marriott South at Park Meadows, 10345 Park Meadows Drive, Littleton, Colorado 80124, Tel. No. (303) 925-0004, on June 6, 2008. At the annual meeting, you will be asked to consider and vote on the following:

  •
  the election of directors proposal, a proposal to elect David E. Rapley and Larry E. Romrell to serve as Class I members of our board of directors until our 2011 annual meeting of stockholders;

  •
  the auditors ratification proposal, a proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2008; and

  •
  any proposals to transact other business as may properly come before the annual meeting.

        This document describes the annual meeting, the enumerated proposals and related matters. Our board of directors has approved each of the enumerated proposals and recommends that you vote FOR each of them.

        Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, please read the enclosed proxy statement and then vote via the Internet or telephone as promptly as possible. Alternatively, request a paper proxy card to complete, sign and return by mail. This will save us additional expense in soliciting proxies and will ensure that your shares are represented at the meeting. It will not, however, prevent you from later revoking your proxy or changing your vote at the meeting.

        Thank you for your continued support and interest in our company.

Very truly yours,

Gregory B. Maffei President and Chief Executive Officer

LIBERTY MEDIA CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be Held on June 6, 2008

        NOTICE IS HEREBY GIVEN of the annual meeting of stockholders of Liberty Media Corporation to be held at 9:00 a.m., local time, on June 6, 2008, at Denver Marriott South at Park Meadows, 10345 Park Meadows Drive, Littleton, Colorado 80124, Tel. No. (303) 925-0004, to consider and vote on the following:

  1.
  A proposal to elect David E. Rapley and Larry E. Romrell to serve as Class I members of our board of directors until the 2011 annual meeting of stockholders (the election of directors proposal);

  2.
  A proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2008 (the auditors ratification proposal); and

  3.
  Any other business as may properly come before the annual meeting.

        Holders of record of our Series A Liberty Capital Common Stock, par value $0.01 per share, Series B Liberty Capital Common Stock, par value $0.01 per share, Series A Liberty Interactive Common Stock, par value $0.01 per share, Series B Liberty Interactive Common Stock, par value $0.01 per share, Series A Liberty Entertainment Common Stock, par value $0.01 per share, and Series B Liberty Entertainment Common Stock, par value $0.01 per share, outstanding as of 5:00 p.m., New York City time, on April 11, 2008, the record date for the annual meeting, will be entitled to notice of the annual meeting and to vote at the annual meeting or any adjournment thereof. These holders will vote together as a single class on each proposal. A list of stockholders entitled to vote at the annual meeting will be available at our offices for review by our stockholders, for any purpose germane to the annual meeting, for at least 10 days prior to the annual meeting.

        We describe the proposals in more detail in the accompanying proxy statement. We encourage you to read the proxy statement in its entirety before voting.

        Our board of directors has approved each of the enumerated proposals and recommends that you vote FOR each of them.

i

        YOUR VOTE IS IMPORTANT.    We urge you to vote as soon as possible by telephone, Internet or mail.

        By order of the board of directors,

Pamela L. Coe Deputy General Counsel and Secretary

Englewood, Colorado
April 23, 2008

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE VOTE VIA THE INTERNET OR TELEPHONE AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, REQUEST A PAPER PROXY CARD TO COMPLETE, SIGN AND RETURN BY MAIL.

ii

iii

LIBERTY MEDIA CORPORATION
a Delaware corporation

12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400

PROXY STATEMENT
For Annual Meeting of Stockholders

        We are furnishing this proxy statement in connection with the board of directors' solicitation of proxies for use at our 2008 Annual Meeting of Stockholders to be held at 9:00 a.m., local time, at the Denver Marriott South at Park Meadows, 10345 Park Meadows Drive, Littleton, Colorado 80124, Tel. No. (303) 925-0004, on June 6, 2008, or at any adjournment or postponement of the annual meeting. At the annual meeting, we will ask you to consider and approve the proposals described in the accompanying Notice of Annual Meeting of Stockholders. The proposals are described in more detail in this proxy statement. We are soliciting proxies from holders of our Series A Liberty Capital Common Stock, par value $0.01 per share (LCAPA), Series B Liberty Capital Common Stock, par value $0.01 per share (LCAPB), Series A Liberty Interactive Common Stock, par value $0.01 per share (LINTA), Series B Liberty Interactive Common Stock, par value $0.01 per share (LINTB), Series A Liberty Entertainment common stock, par value $0.01 per share (LMDIA), and Series B Liberty Entertainment common stock, par value $0.01 per share (LMDIB). We refer to LCAPA, LCAPB, LINTA, LINTB, LMDIA and LMDIB collectively as our common stock.

ANNUAL MEETING; PROXIES

Notice and Access of Proxy Materials

        The Securities and Exchange Commission has adopted a "Notice and Access" rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials (the Notice) to stockholders in lieu of a paper copy of the proxy statement and related materials and the annual report to stockholders (collectively, the proxy materials). Pursuant to this new rule, it is anticipated that the Notice is first being mailed to our stockholders on or about April 25, 2008. The proxy materials, including the form of proxy, relating to the 2008 annual meeting of stockholders are first being made available to stockholders on or about April 25, 2008.

        The Notice will instruct you as to how you may access and review the information in the proxy materials and how you may submit your proxy by mail, over the Internet or by telephone. Alternatively, you may order a paper copy of the proxy materials at no charge by following the instructions provided in the Notice. You will not receive a printed copy of the proxy materials, unless specifically requested.

Quorum

        In order to carry on the business of the annual meeting, a quorum of stockholders must be present. This means that at least a majority of the aggregate voting power represented by the outstanding shares of our common stock as of the record date must be represented at the annual meeting, either in person or by proxy. For purposes of determining a quorum, your shares will be included as represented at the meeting even if you indicate on your proxy that you abstain from voting. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on one or more of the proposals, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares (broker non-votes) nevertheless will be treated as present for purposes of determining the presence of a quorum.

Who May Vote; Record Date

        Holders of LCAPA, LCAPB, LINTA, LINTB, LMDIA and LMDIB, as recorded in our stock register as of 5:00 p.m., New York City time, on April 11, 2008 (which is the record date for the annual meeting), may vote at the annual meeting or at any adjournment or postponement thereof.

Votes You Have

        At the annual meeting:

  •
  holders of LCAPA will have one vote per share;

  •
  holders of LCAPB will have ten votes per share;

  •
  holders of LINTA will have one vote per share;

  •
  holders of LINTB will have ten votes per share;

  •
  holders of LMDIA will have one vote per share; and

  •
  holders of LMDIB will have ten votes per share;

in each case, that our records show they owned as of the record date. Holders of all series of our common stock will vote together as a single class.

Recommendation of Our Board of Directors

        Our board of directors has approved the election of directors proposal and the auditors ratification proposal and recommends that you vote FOR each of them.

Votes Required

        Approval of the election of directors proposal requires a plurality of the affirmative votes of the shares of our common stock outstanding on the record date, voting together as a single class, that are voted in person or by proxy at the annual meeting. This means that the two nominees will be elected if they receive more affirmative votes than any other person.

        Approval of the auditors ratification proposal requires the affirmative vote of the holders of at least a majority of the combined voting power of the shares of our common stock outstanding on the record date that are present, in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class.

Shares Outstanding

        As of March 31, 2008, an aggregate of 123,229,893 shares of LCAPA, 5,939,397 shares of LCAPB, 564,299,733 shares of LINTA, 29,493,683 shares of LINTB, 492,723,884 shares of LMDIA, and 23,953,276 shares of LMDIB were outstanding and would have been entitled to vote at the annual meeting if March 31, 2008 had been the record date for the annual meeting. No other shares of our capital stock are currently outstanding.

Number of Holders

        As of the record date, there were approximately 2,300 and 120 record holders of LCAPA and LCAPB, respectively, approximately 2,860 and 140 record holders of LINTA and LINTB, respectively, and approximately 2,300 and 120 record holders of LMDIA and LMDIB, respectively.

Voting Procedures for Record Holders

        Holders of record of our common stock as of the record date may vote in person at the annual meeting. Alternatively, they may give a proxy by completing, signing, dating and returning a proxy card (if a paper proxy card has been requested by the holder), or by voting by telephone or over the Internet. Unless subsequently revoked, shares of our common stock represented by a proxy submitted as described below and received at or before the annual meeting will be voted in accordance with the instructions on the proxy.

        YOUR VOTE IS IMPORTANT.    It is recommended that you vote by proxy even if you plan to attend the annual meeting. You may change your vote at the annual meeting. Specific voting instructions are set forth in this proxy statement and on both the Notice and proxy card.

        If a proxy is properly executed and submitted by a record holder without indicating any voting instructions, the shares of our common stock represented by the proxy will be voted FOR the approval of each of the proposals.

        If you submit a proxy card on which you indicate that you abstain from voting, it will have no effect on the election of directors proposal and will have the same effect as a vote AGAINST the auditors ratification proposal.

Voting Procedures for Shares Held in Street Name

        If you hold your shares in the name of a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee when voting your shares of our common stock or when granting or revoking a proxy.

        Shares represented by broker non-votes will be deemed shares not entitled to vote and will not be included for purposes of determining the aggregate voting power and number of shares present and entitled to vote on the proposals. Broker non-votes will have no effect on any of the proposals.

Revoking a Proxy

        Before your proxy is voted, you may change your vote by telephone or over the Internet (if you originally voted by telephone or over the Internet), by voting in person at the annual meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to Liberty Media Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Any signed proxy revocation or new signed proxy must be received before the start of the annual meeting.

        Your attendance at the annual meeting will not, by itself, revoke your proxy.

        If your shares are held in an account by a broker, bank or other nominee, you should contact your nominee to change your vote.

Solicitation of Proxies

        The proxy for the annual meeting is being solicited on behalf of our board of directors. In addition to this mailing, our employees may solicit proxies personally or by telephone. We pay the cost of soliciting these proxies. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

Other Matters to Be Voted on at the Annual Meeting

        The board of directors is not currently aware of any business to be acted on at the annual meeting other than that which we have described in this proxy statement. If, however, other matters are properly brought to a vote at the annual meeting, the persons you choose as proxies will have discretion to vote or to act on these matters according to their best judgment, unless you indicate otherwise on your proxy.

        One matter that could come to a vote at the annual meeting is a proposal to adjourn or postpone the meeting. The persons you choose as proxies will have discretion to vote on any adjournment or postponement of the annual meeting, other than an adjournment or postponement for the purpose of soliciting additional proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        The following table sets forth information, to the extent known by us or ascertainable from public filings, concerning shares of our common stock beneficially owned by each person or entity (excluding any of our directors and executive officers) known by us to own more than five percent of the outstanding shares of any series of our common stock.

        The security ownership information is given as of March 31, 2008, and, in the case of percentage ownership information, is based upon (1) 123,229,893 LCAPA shares, (2) 5,939,397 LCAPB shares, (3) 564,299,733 LINTA shares, (4) 29,493,683 LINTB shares, (5) 492,723,884 LMDIA shares and (6) 23,953,276 LMDIB shares, in each case, outstanding on that date.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class		Voting Power
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	LCAPA LCAPB LINTA LINTB LMDIA LMDIB	7,174,145 — — — 28,696,580 —	(1) (1)	5.8 — — — 5.8 —	% %	2.0%
Southeastern Asset Management, Inc. 6410 Poplar Ave., Suite 900 Memphis, TN 38119	LCAPA LCAPB LINTA LINTB LMDIA LMDIB	16,756,817 — 77,900,039 — 66,942,568 —	(2) (3) (4)	13.6 — 13.8 — 13.6 —	% % %	9.1%
Longleaf Partners Fund c/o Southeastern Asset Management, Inc. 6410 Poplar Ave., Suite 900 Memphis, TN 38119	LCAPA LCAPB LINTA LINTB LMDIA LMDIB	6,240,500 — — — 24,962,000 —	(2) (4)	5.1 — — — 5.1 —	% %	1.76%
The Growth Fund of America, Inc. 333 South Hope Street Los Angeles, CA 90071	LCAPA LCAPB LINTA LINTB LMDIA LMDIB	— — 38,167,500 — — —	(5)	— — 6.8 — — —%		2.2%
Capital World Investors 333 South Hope Street Los Angeles, CA 90071	LCAPA LCAPB LINTA LINTB LMDIA LMDIB	— — 32,070,000 — — —	(6)	— — 5.7 — — —%		1.8%

Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	LCAPA LCAPB LINTA LINTB LMDIA LMDIB	— — 31,213,570 — — —	(7)	— — 5.5 — — —%	1.8%
ClearBridge Advisors, LLC 399 Park Avenue New York, NY 10022	LCAPA LCAPB LINTA LINTB LMDIA LMDIB	— — 33,582,343 — — —	(8)	— — 6.0 — — —%	1.9%

(1)
The number of shares of LCAPA is based upon the Schedule 13G/A, dated February 10, 2006, filed by Capital Research and Management Company (CRMC) with respect to the Series A common stock of our predecessor issuer Liberty Media LLC (formerly named Liberty Media Corporation (Old Liberty)). We have adjusted the figures included in the Schedule 13G/A to reflect (i) the May 9, 2006 restructuring of Old Liberty, pursuant to which we became the new publicly traded parent company of Old Liberty and all of the outstanding shares of Old Liberty common stock were exchanged for shares of Liberty Capital common stock and Liberty Interactive common stock (the restructuring) and (ii) the March 3, 2008 reclassification of our Liberty Capital common stock into two new tracking stocks, a reclassified Liberty Capital common stock and the new Liberty Entertainment common stock (the reclassification). CRMC, as a result of acting as investment adviser to various investment companies, is deemed to be the beneficial owner of (i) 7,174,145 shares of LCAPA and (ii) 28,696,580 shares of LMDIA, but disclaims beneficial ownership pursuant to Rule 13d-4. As per the adjustment to the Schedule 13G/A figures, CRMC is estimated to have sole voting power over (i) 2,241,395 shares of LCAPA and (ii) 8,965,580 shares of LMDIA. With respect to its shares of LINTA, CRMC has filed a Schedule 13G/A dated February 13, 2008 which states that CRMC manages assets subject to reporting on Schedule 13G through two investment divisions, Capital Research Global Investors and Capital World Investors. These divisions make independent investment and proxy voting decisions and have begun filing separate ownership reports on Schedule 13G. See footnotes (5) and (6) below.

(2)
The number of shares of LCAPA is based upon the Amendment No. 2 to Schedule 13G, dated February 13, 2008, filed by Southeastern Asset Management, Inc. (Southeastern), an investment adviser, Longleaf Investment Partners (Longleaf), an investment company, and O. Mason Hawkins, Chairman of the Board and CEO of Southeastern, with respect to shares of LCAPA. All of the 16,756,817 shares of LCAPA reported by Southeastern in the Schedule 13G/A are owned by Southeastern's investment advisory clients and none is owned directly or indirectly by Southeastern. Mr. Hawkins could be deemed to be a controlling person of Southeastern but disclaims the existence of such control. Mr. Hawkins does not own directly or indirectly any securities covered by the Schedule 13G/A. Southeastern and Mr. Hawkins disclaim beneficial ownership of the shares covered by the Schedule 13G/A pursuant to Rule 13d-4. The Schedule 13G/A states that Southeastern has sole voting power over 9,261,467 shares of LCAPA, shared voting power over 6,240,500 shares of LCAPA and no voting power over 1,254,850 shares of LCAPA. Longleaf has shared voting power over 6,240,500 shares of LCAPA.

(3)
The number of shares of LINTA is based upon the Amendment No. 2 to Schedule 13G, dated February 13, 2008, filed by Southeastern and O. Mason Hawkins with respect to shares of LINTA. All of the 77,900,039 shares of LINTA covered by the Schedule 13G/A are owned by

  Southeastern's investment advisory clients and none is owned directly or indirectly by Southeastern. Mr. Hawkins could be deemed to be a controlling person of Southeastern but disclaims the existence of such control. Mr. Hawkins does not own directly or indirectly any securities covered by the Schedule 13G/A. Southeastern and Mr. Hawkins disclaim beneficial ownership of the shares covered by the Schedule 13G/A pursuant to Rule 13d-4. The Schedule 13G/A states that Southeastern has sole voting power over 43,640,138 shares of LINTA, shared voting power over 27,231,151 shares of LINTA and no voting power over 7,028,750 shares of LINTA.

(4)
The number of shares of LMDIA is based upon the Schedule 13G, dated April 9, 2008, filed by Southeastern, Longleaf and O. Mason Hawkins, with respect to shares of LMDIA. All of the 66,942,568 shares of LMDIA reported by Southeastern in the Schedule 13G are owned by Southeastern's investment advisory clients and none is owned directly or indirectly by Southeastern. Mr. Hawkins could be deemed to be a controlling person of Southeastern but disclaims the existence of such control. Mr. Hawkins does not own directly or indirectly any securities covered by the Schedule 13G. Southeastern and Mr. Hawkins disclaim beneficial ownership of the shares covered by the Schedule 13G pursuant to Rule 13d-4. The Schedule 13G states that Southeastern has sole voting power over 36,865,168 shares of LMDIA, shared voting power over 24,962,000 shares of LMDIA and no voting power over 5,115,400 shares of LMDIA. Longleaf has shared voting power over 24,962,000 shares of LMDIA.

(5)
The number of shares of LINTA is based upon the Schedule 13G/A, dated December 10, 2007, filed by The Growth Fund of America, an investment company, with respect to shares of LINTA. The Schedule 13G/A states that The Growth Fund has sole voting power over 38,167,500 shares of LINTA. The Schedule 13G/A also states that The Growth Fund is advised by CRMC and an agreement between The Growth Fund and CRMC on the joint filing of Schedule 13G is filed as an exhibit.

(6)
The number of shares of LINTA is based upon the Schedule 13G/A, dated February 11, 2008, filed by Capital World Investors, a division of CRMC, with respect to shares of LINTA. Capital World Investors, an investment company, is deemed to be the beneficial owner of 32,070,000 shares of LINTA, as a result of CRMC acting as investment adviser to various investment companies, but disclaims beneficial ownership pursuant to Rule 13d-4. The Schedule 13G/A states that Capital World Investors has sole voting power over 8,920,000 shares of LINTA. See footnote (1) above.

(7)
The number of shares of LINTA is based upon the Schedule 13G/A, dated February 11, 2008, filed by Capital Research Global Investors, a division of CRMC, with respect to shares of LINTA. Capital Research Global Investors, an investment company, is deemed to be the beneficial owner of 31,213,570 shares of LINTA, as a result of CRMC acting as investment adviser to various investment companies, but disclaims beneficial ownership pursuant to Rule 13d-4. The Schedule 13G/A states that Capital Research Global Investors has sole voting power over 2,244,700 shares of LINTA. See footnote (1) above.

(8)
The number of shares of LINTA is based upon the Schedule 13G/A, dated February 14, 2008, filed by ClearBridge Advisors along with Smith Barney Fund Management LLC as a member of a group with respect to shares of LINTA. The Schedule 13G/A states that the aggregate amount of shares of LINTA beneficially owned by ClearBridge is 33,380,126 and the aggregate amount of shares of LINTA beneficially owned by Smith Barney is 202,217. ClearBridge has shared voting power over 26,110,563 shares of LINTA and Smith Barney has shared voting power over 202, 217 shares of LINTA.

Security Ownership of Management

        The following table sets forth information with respect to the ownership by each of our directors and each of our executive officers and by all of our directors and executive officers as a group of shares of LCAPA, LCAPB, LINTA, LINTB, LMDIA and LMDIB. The security ownership information is given as of March 31, 2008, and, in the case of percentage ownership information, is based upon (1) 123,229,893 LCAPA shares, (2) 5,939,397 LCAPB shares, (3) 564,299,733 LINTA shares, (4) 29,493,683 LINTB shares, (5) 492,723,884 LMDIA shares, and (6) 23,953,276 LMDIB shares, in each case outstanding on that date.

        Shares of restricted stock that have been granted pursuant to our equity incentive plans are included in the outstanding share numbers provided throughout this proxy statement. Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days after March 31, 2008, are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For purposes of the following presentation, beneficial ownership of shares of LCAPB, LINTB and LMDIB, though convertible on a one-for-one basis into shares of LCAPA, LINTA and LMDIA, respectively, is reported as beneficial ownership of LCAPB, LINTB and LMDIB only, and not as beneficial ownership of LCAPA, LINTA or LMDIA. So far as is known to us, the persons indicated below have sole voting power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

        The number of shares indicated as owned by the following persons includes interests in shares held by our defined contribution 401(k) plan (the Liberty 401(k) Savings Plan) as of March 31, 2008. The shares held by the trustee of the Liberty 401(k) Savings Plan for the benefit of these persons are voted as directed by such persons.

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series		Voting Power
		(In thousands)
John C. Malone Chairman of the Board	LCAPA LCAPB LINTA LINTB LMDIA LMDIB	711 5,994 3,161 29,970 2,843 23,976	(1)(2)(3)(4)(5)(6) (1)(5)(7) (1)(2)(3)(4)(5)(6) (1)(5)(7) (1)(2)(3)(4)(5)(6) (1)(5)(7)	* 91.2 * 91.8 * 90.5	% % %	33.0%
Robert R. Bennett Director	LCAPA LCAPB LINTA LINTB LMDIA LMDIB	290 834 847 4,170 1,158 3,336	(2)(5)(8) (5)(8) (2)(5)(8) (5)(8) (2)(5)(8) (5)(8)	* 12.3 * 12.4 * 12.2	% % %	4.6%
Donne F. Fisher Director	LCAPA LCAPB LINTA LINTB LMDIA LMDIB	18 28 88 140 70 112	(5) (5) (5)	* * * * * *		*

Paul A. Gould Director	LCAPA LCAPB LINTA LINTB LMDIA LMDIB	78 30 408 150 311 120	(5) (5) (5)	* * * * * *	*
Gregory B. Maffei Director, President and Chief Executive Officer	LCAPA LCAPB LINTA LINTB LMDIA LMDIB	237 — 1,209 — 954 —	(2)(4)(5) (2)(4)(5) (2)(4)(5)	* * *	*
David E. Rapley Director	LCAPA LCAPB LINTA LINTB LMDIA LMDIB	4 — 18 — 14 —	(5) (5) (5)	* * *	*
M. LaVoy Robison Director	LCAPA LCAPB LINTA LINTB LMDIA LMDIB	4 — 18 — 14 —	(5) (5) (5)	* * *	*
Larry E. Romrell Director	LCAPA LCAPB LINTA LINTB LMDIA LMDIB	14 — 16 1 58 1	(5) (5) (5)	* * *	*
Charles Y. Tanabe Executive Vice President and and General Counsel	LCAPA LCAPB LINTA LINTB LMDIA LMDIB	164 — 803 — 656 —	(2)(4)(5)(9) (2)(4)(5)(9) (2)(4)(5)(9)	* * *	*
David J.A. Flowers Senior Vice President and Treasurer	LCAPA LCAPB LINTA LINTB LMDIA LMDIB	134 — 663 — 537 —	(2)(4)(5) (2)(4)(5) (2)(4)(5)	* * *	*

Albert E. Rosenthaler Senior Vice President	LCAPA LCAPB LINTA LINTB LMDIA LMDIB	68 — 329 — 270 —	(2)(4)(5) (2)(4)(5) (2)(4)(5)	* * *		*
Christopher W. Shean Senior Vice President and Controller	LCAPA LCAPB LINTA LINTB LMDIA LMDIB	61 — 295 — 244 —	(2)(4)(5) (2)(4)(5) (2)(4)(5)	* * *		*
All directors and executive officers as a group (12 persons)	LCAPA LCAPB LINTA LINTB LMDIA LMDIB	1,781 6,886 7,855 34,431 7,130 27,545	(2)(3)(4)(5)(6)(8)(10) (5)(7)(8)(10) (2)(3)(4)(5)(6)(8)(10) (5)(7)(8)(10) (2)(3)(4)(5)(6)(8)(10) (5)(7)(8)(10)	1.4 93.0 1.4 93.5 1.4 92.4	% % % % % %	36.6%

*
Less than one percent

(1)
Includes 75,252 LCAPA shares, 170,471 LCAPB shares, 376,260 LINTA shares, 852,358 LINTB shares, 301,008 LMDIA shares and 681,884 LMDIB shares held by Mr. Malone's wife, Mrs. Leslie Malone, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)
Includes shares held in the Liberty 401(k) Savings Plan as follows:

	LCAPA	LINTA	LMDIA
John C. Malone	128	957	499
Robert R. Bennett	1,995	9,056	7,981
Gregory B. Maffei	783	1,587	3,133
Charles Y. Tanabe	619	3,520	2,479
David J.A. Flowers	921	5,043	3,686
Albert E. Rosenthaler	565	3,252	2,264
Christopher W. Shean	585	3,336	2,343

Total	5,596	26,751	22,385

(3)
Includes 165 LCAPA shares, 825 LINTA shares and 660 LMDIA held by a trust with respect to which Mr. Malone is the sole trustee and, with his wife, retains a unitrust interest in the trust.

(4)
Includes restricted shares, none of which are vested, as follows:

	LCAPA	LINTA	LMDIA
John C. Malone	7,392	16,963	29,568
Gregory B. Maffei	17,675	77,815	70,697
Charles Y. Tanabe	5,806	24,615	23,217
David J.A. Flowers	2,165	8,835	8,655
Albert E. Rosenthaler	2,463	10,031	9,848
Christopher W. Shean	3,937	16,773	15,744

Total	39,438	155,032	157,729

(5)
Includes beneficial ownership of shares that may be acquired upon exercise of, or which relate to, stock options and stock appreciation rights exercisable within 60 days after March 31, 2008. Messrs. Malone and Bennett have the right to convert the options to purchase LCAPB shares, LINTB shares and LMDIB shares into options to purchase LCAPA shares, LINTA shares and LMDIA shares, respectively.

	LCAPA	LCAPB	LINTA	LINTB	LMDIA	LMDIB
John C. Malone	27,773	634,270	118,428	3,171,321	111,094	2,537,080
Robert R. Bennett	100,000	833,993	500,000	4,169,963	400,000	3,335,972
Donne F. Fisher	3,150	—	15,750	—	12,600	—
Paul A. Gould	3,588	—	17,938	—	14,352	—
Gregory B. Maffei	197,811	—	1,011,912	—	795,158	—
David E. Rapley	3,150	—	15,750	—	12,600	—
M. LaVoy Robison	3,150	—	15,750	—	12,600	—
Larry E. Romrell	3,150	—	15,750	—	12,600	—
Charles Y. Tanabe	140,571	—	693,187	—	562,285	—
David J.A. Flowers	110,037	—	545,057	—	440,151	—
Albert E. Rosenthaler	63,834	—	314,041	—	255,339	—
Christopher W. Shean	54,397	—	266,860	—	217,591	—

Total	710,611	1,468,263	3,530,423	7,341,284	2,846,370	5,873,052

(6)
Includes 556,900 shares of LCAPA, 2,444,002 shares of LINTA and 2,227,600 shares of LMDIA pledged to Bank of America in connection with a line of credit extended by Bank of America to Mr. Malone.

(7)
In February 1998, in connection with the settlement of certain legal proceedings relative to the Estate of Bob Magness, the late founder and former Chairman of the Board of Old Liberty's former parent company Tele-Communications, Inc. (TCI), TCI entered into a call agreement with Mr. Malone and Mr. Malone's wife. In connection with the acquisition by AT&T Corp. (AT&T) of TCI, TCI assigned to Old Liberty its rights under this call agreement. We succeeded to these rights in the Restructuring. As a result, we have the right, under certain circumstances, to acquire LCAPB shares, LINTB shares and LMDIB shares owned by the Malones. The call agreement also prohibits the Malones from disposing of their LCAPB shares, LINTB shares and LMDIB shares, except for certain exempt transfers (such as transfers to related parties or public sales of up to an aggregate of 5% of their shares of LCAPB, LINTB or LMDIB after conversion to shares of LCAPA, LINTA or LMDIA respectively) and except for a transfer made in compliance with our call rights.

(8)
Includes 62,329 LCAPA shares, 20 LCAPB shares, 299,567 LINTA shares, 100 LINTB shares, 249,316 LMDIA shares and 80 LMDIB shares owned by Hilltop Investments, Inc. which is jointly owned by Mr. Bennett and his wife, Mrs. Deborah Bennett.

(9)
Includes 153 LCAPA shares, 767 LINTA shares and 612 LMDIA shares held by Mr. Tanabe's wife, Arlene Bobrow, as to which shares Mr. Tanabe has disclaimed beneficial ownership.

(10)
Includes 75,405 LCAPA shares, 170,471 LCAPB shares, 377,027 LINTA shares, 852,358 LINTB shares, 301,620 LMDIA shares and 681,884 LMDIB shares held by relatives of certain directors and executive officers, as to which shares beneficial ownership by such directors and executive officers has been disclaimed.

Ownership of Subsidiary Securities

        To our knowledge, none of our executive officers or directors beneficially owns any equity securities of any of our subsidiaries.

Changes in Control

        We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

PROPOSALS OF OUR BOARD

        The following proposals will be presented at the annual meeting by our board of directors.

PROPOSAL 1—THE ELECTION OF DIRECTORS PROPOSAL

Board of Directors

        Our board of directors currently consists of eight directors, divided among three classes. Our Class I directors, whose term will expire at the annual meeting, are David E. Rapley and Larry E. Romrell. These directors are nominated for re-election to our board to continue to serve as Class I directors, and we have been informed that each of Messrs. Rapley and Romrell are willing to continue to serve as directors of our company. The term of the Class I directors who are elected at the annual meeting will expire at the annual meeting of our stockholders in the year 2011. Our Class II directors, whose term will expire at the annual meeting of our stockholders in the year 2009, are Donne F. Fisher, Gregory B. Maffei and M. LaVoy Robison. Our Class III directors, whose term will expire at the annual meeting of our stockholders in the year 2010, are Robert R. Bennett, Paul A. Gould and John C. Malone.

        If any nominee should decline re-election or should become unable to serve as a director of our company for any reason before re-election, votes will be cast for a substitute nominee, if any, designated by the board of directors, or, if none is so designated prior to the election, votes will be cast according to the judgment of the person or persons voting the proxy.

        The following lists the two nominees for re-election as directors and the six directors of our company whose term of office will continue after the annual meeting, including the age of each person, the positions with our company or principal occupation of each person, certain other directorships held and the year each person became a director of our company. The number of shares of our common stock beneficially owned by each director, as of March 31, 2008, is set forth in this proxy statement under the caption "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

Nominees for Election as Directors

        David E. Rapley:    Age: 66. A director of our company since May 2006. A director of Old Liberty from July 2002 to May 2006, having previously served as a director of Old Liberty from June 1993 to September 1994. Mr. Rapley has served as President of Rapley Consulting, Inc. since 2002. Mr. Rapley served as Executive Vice President of Engineering of VECO Corp. Alaska from January 1998 to December 2001. Mr. Rapley is a director of Liberty Global, Inc. (Liberty Global).

        Larry E. Romrell:    Age: 68. A director of our company since May 2006. A director of Old Liberty from March 1999 to May 2006. Mr. Romrell served as an Executive Vice President of TCI from January 1994 to March 1999. Mr. Romrell is a director of Liberty Global.

Directors Whose Term Expires in 2009

        Donne F. Fisher:    Age: 69. A director of our company since May 2006. A director of Old Liberty from October 2001 to May 2006. Mr. Fisher has served as President of Fisher Capital Partners, Ltd., a venture capital partnership, since December 1991. Mr. Fisher served as Executive Vice President of TCI from January 1994 to January 1996 and served as a consultant to TCI, including its successors AT&T Broadband LLC and Comcast Corporation, from 1996 to December 2005.

        Gregory B. Maffei:    Age: 47. Chief Executive Officer, President and a director of our company since March 2006. Chief Executive Officer and President of Old Liberty since February 2006 and a director of Old Liberty from November 2005 to May 2006. CEO-Elect of Old Liberty from November 2005 through February 2006. Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation from June 2005 until November 2005. Mr. Maffei served as Chairman and Chief Executive Officer of 360networks Corporation from January 2000 until June 2005. Previously, Mr. Maffei was Chief Financial Officer of Microsoft Corporation and Chairman of the Board of Expedia, Inc. Mr. Maffei serves as a director of Electronic Arts, Inc. and The DirecTV Group, Inc. (DirecTV)

        M. LaVoy Robison:    Age: 72. A director of our company since May 2006. A director of Old Liberty from June 2003 to May 2006. Mr. Robison has been executive director and a board member of The Anschutz Foundation (a private foundation) since January 1998. Mr. Robison is a director and member of the audit committee of Discovery Holding Company (DHC).

Directors Whose Term Expires in 2010

        Robert R. Bennett:    Age: 49. A director of our company since May 2006. Currently employed as a consultant to our company. A director of Old Liberty from September 1994 to May 2006. Chief Executive Officer of Old Liberty from April 1997 to August 2005. President of Old Liberty from April 1997 to February 2006. Previously, Mr. Bennett held various executive positions with Old Liberty since its inception in 1990. Mr. Bennett is also President of DHC. He is a director of DHC and Sprint Nextel Corporation.

        Paul A. Gould:    Age: 62. A director of our company since May 2006. A director of Old Liberty from March 1999 to May 2006. Mr. Gould has been a Managing Director of Allen & Company LLC, an investment banking services company (Allen & Company), for more than the last five years. Mr. Gould is a director of Ampco-Pittsburgh Corporation, Liberty Global and DHC.

        John C. Malone:    Age: 67. Chairman of the Board and a director of our company since March 2006. Chairman of the Board and a director of Old Liberty from 1990 to May 2006. Chief Executive Officer of Old Liberty from August 2005 to February 2006. Mr. Malone served as Chairman of the Board of TCI from November 1996 to March 1999; and Chief Executive Officer of TCI from January 1994 to March 1997. Mr. Malone is Chairman of the Board of Liberty Global, Chairman of the Board

and Chief Executive Officer of DHC, Chairman of the Board of DirecTV and a director of IAC/InterActiveCorp and Expedia, Inc.

Vote and Recommendation

        A plurality of the affirmative votes of the shares of our common stock outstanding on the record date, voting together as a single class, that are voted in person or by proxy at the annual meeting is required to elect Messrs. Rapley and Romrell as Class I members of our board of directors.

        Our board of directors recommends a vote FOR the election of each nominee to our board of directors.

PROPOSAL 2—THE AUDITORS RATIFICATION PROPOSAL

        We are asking our stockholders to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2008.

        Even if the selection of KPMG LLP is ratified, the audit committee of our board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our audit committee determines that such a change would be in the best interests of our company and our stockholders. In the event our stockholders fail to ratify the selection of KPMG LLP, our audit committee will consider it as a direction to select other auditors for the year ending December 31, 2008.

        A representative of KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Audit Fees and All Other Fees

        The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our consolidated financial statements for 2007 and 2006, and fees billed for other services rendered by KPMG LLP:

	2007	2006
Audit fees	$6,016,000	4,929,000
Audit related fees(1)	236,000	315,000

Audit and audit related fees	6,252,000	5,244,000
Tax fees(2)	1,914,000	1,100,000

Total fees	$8,166,000	6,344,000

    (1)
    Audit related fees consist of professional consultations with respect to accounting issues affecting our financial statements, reviews of registration statements and issuance of consents, due diligence related to potential business combinations and audits of financial statements of certain employee benefits plans.

    (2)
    Tax fees consist of tax compliance and consultations regarding the tax implications of certain transactions.

        Our audit committee has considered whether the provision of services by KPMG LLP to our company other than auditing is compatible with KPMG LLP maintaining its independence and believes that the provision of such other services is compatible with KPMG LLP maintaining its independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

        On May 5, 2006, our audit committee adopted a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditor. Pursuant to this policy, our audit committee has approved the engagement of our independent auditor to provide the following services (all of which we collectively refer to as pre-approved services):

  •
  audit services as specified in the policy, including (i) financial audits of our company and our subsidiaries, (ii) services associated with our periodic reports, registration statements and other documents filed or issued in connection with a securities offering (including comfort letters and consents), (iii) attestations of our management's reports on internal controls and (iv) consultations with management as to accounting or reporting of transactions;

  •
  audit related services as specified in the policy, including (i) due diligence services, (ii) financial audits of employee benefit plans, (iii) attestation services not required by statute or regulation, (iv) certain audits incremental to the audit of our consolidated financial statements, and (v) closing balance sheet audits related to dispositions; and

  •
  tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services, and tax due diligence and advice regarding mergers and acquisitions.

        Notwithstanding the foregoing general pre-approval, any individual project involving the provision of pre-approved services that is expected to result in fees in excess of $100,000 requires the specific pre-approval of our audit committee. In addition, any engagement of our independent auditors for services other than the pre-approved services requires the specific approval of our audit committee. Our audit committee has delegated the authority for the foregoing approvals to the chairman of the audit committee, subject to his subsequent disclosure to the entire audit committee of the granting of any such approval. Donne F. Fisher currently serves as the chairman of our audit committee.

        Our pre-approval policy prohibits the engagement of our independent auditor to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.

        All services provided by our independent auditor during 2007 were approved in accordance with the terms of the policy.

Vote and Recommendation

        The affirmative vote of the holders of at least a majority of the aggregate voting power of the shares of our common stock outstanding on the record date that are present, in person or by proxy, at the annual meeting and entitled to vote on this proposal, voting together as a single class, is required to approve the auditors ratification proposal.

        Our board of directors recommends a vote FOR the auditors ratification proposal.

CONCERNING MANAGEMENT

Executive Officers

        The following lists the executive officers of our company (other than Gregory B. Maffei, our President and Chief Executive Officer, and John C. Malone, our Chairman of the Board, who also serve as directors of our company and who are listed under "Proposals of Our Board—Proposal 1—

The Election of Directors Proposal"), their ages and a description of their business experience, including positions held with our company.

Name	Positions
Charles Y. Tanabe Age: 56
Executive Vice President of our company since January 2007, a Senior Vice President of our company from March 2006 to December 2006, the General Counsel of our company since March 2006 and the Secretary of our company from March 2006 to December 2007. Executive Vice President of Old Liberty since January 2007, a Senior Vice President of Old Liberty from January 1999 to December 2006, the Secretary of Old Liberty since April 2001 and the General Counsel of Old Liberty since January 1999. Mr. Tanabe is also Senior Vice President, Secretary and General Counsel of DHC.
David J.A. Flowers Age: 53
A Senior Vice President and the Treasurer of our company since March 2006. A Senior Vice President of Old Liberty since October 2000 and Treasurer of Old Liberty since April 1997. Mr. Flowers served as a Vice President of Old Liberty from June 1995 to October 2000. Mr. Flowers is also a Senior Vice President and the Treasurer of DHC.
Albert E. Rosenthaler Age: 48
A Senior Vice President of our company since March 2006. A Senior Vice President of Old Liberty since April 2002. Prior to joining Old Liberty, Mr. Rosenthaler was a tax partner in the accounting firm of Arthur Andersen LLP for more than five years. Mr. Rosenthaler is also a Senior Vice President of DHC.
Christopher W. Shean Age: 42
A Senior Vice President and the Controller of our company since March 2006. A Senior Vice President of Old Liberty since January 2002 and Controller of Old Liberty since October 2000. Mr. Shean served as a Vice President of Old Liberty from October 2000 to January 2002. Mr. Shean is also a Senior Vice President and the Controller of DHC.

        Our executive officers will serve in such capacities until the next annual meeting of our board of directors, or until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office. There is no family relationship between any of our executive officers or directors, by blood, marriage or adoption.

        During the past five years, none of the above persons has had any involvement in such legal proceedings as would be material to an evaluation of his ability or integrity.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16 forms they file.

        Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms furnished to us during our most recent fiscal year, or written representations that no Forms 5 were required, we believe that, during the year ended December 31, 2007, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were met.

Code of Ethics

        We have adopted a code of ethics that applies to all of our employees, directors and officers, which constitutes our "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act. Our code of ethics is available on our website at www.libertymedia.com.

Director Independence

        It is our policy that a majority of the members of our board of directors be independent of our management. For a director to be deemed independent, our board of directors must affirmatively determine that the director has no direct or indirect material relationship with our company. To assist our board of directors in determining which of our directors qualify as independent for purposes of The Nasdaq Stock Market rules as well as applicable rules and regulations adopted by the SEC, the nominating and corporate governance committee of our board follows the Corporate Governance Rules of The Nasdaq Stock Market on the criteria for director independence. Under these criteria, a director will be deemed independent if such director:

  •
  is not an employee or member of our management or the management of any of our subsidiaries; and

  •
  has no relationship with us or our subsidiaries that would interfere with the exercise of independent judgment as a director.

        In addition, under these criteria, a director will not be deemed independent if such director:

  •
  is, or, during the three years preceding the determination date (which period of three years we refer to as the determination period), was employed by our company or any of our subsidiaries, or has a family member who is or was during the determination period an executive officer of our company or any of our subsidiaries;

  •
  is, or has a family member who is, an executive officer, partner or controlling shareholder of an organization that made payments to or received payments from our company for property or services in the current or any of the past three fiscal years, in an amount which exceeded the greater of $200,000 or 5% of the recipient's consolidated gross revenues for that year, other than payments solely from investments in our securities or payments under non-discretionary charitable contribution matching programs;

  •
  received, or has a family member who received, any payment in excess of $100,000 from our company or any of our subsidiaries during any period of twelve consecutive months within the determination period, other than (a) director and committee fees, (b) compensation to a family member who is a non-executive employee of our company or any of our subsidiaries, (c) benefits under a tax-qualified retirement plan, or (d) non-discretionary compensation;

  •
  is, or has a family member who is, a current partner of the external auditor of our company or any of our subsidiaries or was a partner or employee with the external auditor of our company or any of our subsidiaries who worked on the audit of our company or any of our subsidiaries at any time during the determination period; or

  •
  is, or during the determination period was, or has a family member who is, or during the determination period was, employed as an executive officer by a company as to which an executive officer of our company serves, or during the determination period served, as a director and member of the compensation committee of such other company.

        Our board of directors has determined that each of Donne F. Fisher, Paul A. Gould, David E. Rapley, M. LaVoy Robison and Larry E. Romrell qualifies as an independent director of our company.

Committees of the Board of Directors

Executive Committee

        Our board of directors has established an executive committee, whose members are Paul A. Gould, Gregory B. Maffei and John C. Malone. Except as specifically prohibited by the General Corporation Law of the State of Delaware, the executive committee may exercise all the powers and authority of our board in the management of our business and affairs, including the power and authority to authorize the issuance of shares of our capital stock.

Compensation Committee

        Our board of directors has established a compensation committee, whose chairman is Paul A. Gould and whose other members are Donne F. Fisher, David E. Rapley, M. LaVoy Robison and Larry E. Romrell. See "—Director Independence" above.

        The compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our chief executive officer and our other executive officers. The compensation committee also reviews and approves the compensation of all officers of our company at the level of senior vice president or above, including our chief executive officer. For a description of our processes and policies for consideration and determination of executive and director compensation, including the role of our Chief Executive Officer and outside consultants in determining or recommending amounts and/or forms of compensation, see "Executive Compensation—Compensation Discussion and Analysis."

        Our board of directors has adopted a written charter for the compensation committee, which is available on our website at www.libertymedia.com.

Compensation Committee Report

        The compensation committee has reviewed and discussed with the company's management the "Compensation Discussion and Analysis" included under "Executive Compensation" below. Based on such review and discussions, the compensation committee recommended to the company's board of directors that the "Compensation Discussion and Analysis" be included in this proxy statement.

Submitted by the Members of the Compensation Committee
Paul A. Gould
Donne F. Fisher
David E. Rapley
M. LaVoy Robison
Larry E. Romrell

Compensation Committee Interlocks and Insider Participation

        No member of the compensation committee is or has been an officer or employee of our company, or has engaged in any related party transaction in which our company was a participant.

Incentive Plan Committee

        Our board of directors has also established an incentive plan committee, which is a subcommittee of the compensation committee. The members of the incentive plan committee are Donne F. Fisher and Paul A. Gould. The compensation committee has delegated to the incentive plan committee the authority to administer our employee incentive plans.

Nominating and Corporate Governance Committee

        Our board of directors has established a nominating and corporate governance committee, whose members are Donne F. Fisher, Paul A. Gould, David E. Rapley, M. LaVoy Robison and Larry E. Romrell. See "—Director Independence" above.

        The nominating and corporate governance committee identifies individuals qualified to become board members consistent with criteria established or approved by our board of directors from time to time, identifies director nominees for upcoming annual meetings, develops corporate governance guidelines applicable to our company and oversees our board and management.

        The nominating and corporate governance committee will consider candidates for director recommended by any stockholder provided that such nominations are properly submitted. Eligible stockholders wishing to recommend a candidate for nomination as a director should send the recommendation in writing to the Nominating and Corporate Governance Committee, Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112. Stockholder recommendations must be made in accordance with our bylaws, as discussed under "Stockholder Proposals" below, and contain the following information:

  •
  the proposing stockholder's name and address and documentation indicating the number of shares of our common stock beneficially owned by such person and the holder or holders of record of those shares, together with a statement that the proposing stockholder is recommending a candidate for nomination as a director;

  •
  the candidate's name, age, business and residence addresses, principal occupation or employment, business experience, educational background and any other information relevant in light of the factors considered by the nominating and corporate governance committee in making a determination of a candidate's qualifications, as described below;

  •
  a statement detailing any relationship, arrangement or understanding that might affect the independence of the candidate as a member of our board;

  •
  any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director;

  •
  a representation as to whether the proposing stockholder intends to deliver any proxy materials or otherwise solicit proxies in support of the director nominee;

  •
  a representation that the proposing stockholder intends to appear in person or by proxy at the annual stockholders meeting at which the person named in such notice is to stand for election; and

  •
  a signed consent of the candidate to serve as a director, if nominated and elected.

        In connection with its evaluation, the nominating and corporate governance committee may request additional information from the proposing stockholder and the candidate. The nominating and corporate governance committee has sole discretion to decide which individuals to recommend for nomination as directors.

        To be nominated to serve as a director, a nominee need not meet any specific, minimum criteria; however, the nominating and corporate governance committee believes that nominees for director should possess the highest personal and professional ethics, integrity, values and judgment and should be committed to the long-term interests of our stockholders. When evaluating a potential director nominee, including one recommended by a stockholder, the nominating and corporate governance committee will take into account a number of factors, including, but not limited to, the following:

  •
  independence from management;

  •
  education and professional background;

  •
  judgment, skill, integrity and reputation;

  •
  existing commitments to other businesses as a director, executive or owner;

  •
  personal conflicts of interest, if any; and

  •
  the size and composition of the existing board of directors.

        When seeking candidates for director, the nominating and corporate governance committee may solicit suggestions from incumbent directors, management, stockholders and others. After conducting an initial evaluation of a prospective nominee, the nominating and corporate governance committee will interview that candidate if it believes the candidate might be suitable to be a director. The nominating and corporate governance committee may also ask the candidate to meet with management. If the nominating and corporate governance committee believes a candidate would be a valuable addition to the board of directors, it may recommend to the full board that candidate's nomination and election.

        Prior to nominating an incumbent director for re-election at an annual meeting of stockholders, the nominating and corporate governance committee will consider the director's past attendance at, and participation in, meetings of the board of directors and its committees and the director's formal and informal contributions to the various activities conducted by the board and the board committees of which such individual is a member.

        The members of the Nominating and Corporate Governance Committee have determined that Messrs. Rapley and Romrell, who are nominated for re-election at the annual meeting, continue to be qualified to serve as directors of the company and such nomination was approved by the entire board of directors.

        Our board of directors has adopted a written charter for the nominating and corporate governance committee. Our board has also adopted corporate governance guidelines, which were developed by the nominating and corporate governance committee. This charter and the corporate governance guidelines are available on our website at www.libertymedia.com.

Audit Committee

        Our board of directors has established an audit committee, whose chairman is Donne F. Fisher and whose other members are Paul A. Gould, David E. Rapley and M. LaVoy Robison. See "—Director Independence" above.

        Our board of directors has determined that Mr. Robison is as an "audit committee financial expert" under applicable SEC rules and regulations. The audit committee reviews and monitors the corporate financial reporting and the internal and external audits of our company. The committee's functions include, among other things:

  •
  appointing or replacing our independent auditors;

  •
  reviewing and approving in advance the scope and the fees of our annual audit and reviewing the results of our audits with our independent auditors;

  •
  reviewing and approving in advance the scope and the fees of non-audit services of our independent auditors;

  •
  reviewing compliance with and the adequacy of our existing major accounting and financial reporting policies;

  •
  reviewing our management's procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices;

  •
  reviewing compliance with applicable SEC and stock exchange rules regarding audit committees; and

  •
  preparing a report for our annual proxy statement.

        Our board of directors has adopted a written charter for the audit committee, which is available on our website at www.libertymedia.com.

Audit Committee Report

        Each member of the audit committee is an independent director as determined by the company's board of directors, based on the listing standards of The Nasdaq Stock Market. Each member of the audit committee also satisfies the SEC's independence requirements for members of audit committees. M. LaVoy Robison is the company's "audit committee financial expert" under applicable SEC rules and regulations.

        The audit committee reviews the company's financial reporting process on behalf of its board of directors. Management has primary responsibility for establishing and maintaining adequate internal controls, for preparing financial statements and for the public reporting process. The company's independent auditor, KPMG LLP, is responsible for expressing opinions on the conformity of the company's audited consolidated financial statements with U.S. generally accepted accounting principles and on management's assessment of the effectiveness of the company's internal control over financial reporting. The company's independent auditor also expresses its own opinion as to the effectiveness of the company's internal control over financial reporting.

        The audit committee has reviewed and discussed with management and KPMG the company's most recent audited consolidated financial statements, as well as management's assessment of the effectiveness of the company's internal control over financial reporting and KPMG's evaluation of the effectiveness of the company's internal control over financial reporting. The audit committee has also discussed with KPMG the matters required to be discussed by the Statement on Auditing Standards No. 114, The Auditor's Communication with Those Charged with Governance, as modified or supplemented, including that firm's judgment about the quality of the company's accounting principles, as applied in its financial reporting.

        KPMG has provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and the audit committee has discussed with KPMG that firm's independence from the company and its subsidiaries.

        Based on the reviews, discussions and other considerations referred to above, the audit committee recommended to the board of directors of the company that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2007, which was filed on February 29, 2008 with the SEC.

Submitted by the Members of the Audit Committee
Donne F. Fisher
Paul A. Gould
David E. Rapley
M. LaVoy Robison

Section 16 Exemption Committee

        Our board of directors has established a Section 16 exemption committee, whose members are Paul A. Gould and Donne F. Fisher. The Section 16 exemption committee has the authority to approve transactions in our equity securities between our company and our directors or certain of our officers for the purpose of providing an exemption for those transactions under Section 16(b) of the Securities Exchange Act of 1934, as amended.

Other

        Our board of directors, by resolution, may from time to time establish certain other committees of our board of directors, consisting of one or more of our directors. Any committee so established will have the powers delegated to it by resolution of our board of directors, subject to applicable law.

Board Meetings

        During 2007, there were 10 meetings of our full board of directors, 15 meetings of our compensation committee, 9 meetings of our incentive plan committee, 1 meeting of our nominating and corporate governance committee, 4 meetings of our audit committee and 5 meetings of our Section 16 exemption committee.

Director Attendance at Annual Meetings

        Our board of directors encourages all members of the board to attend each annual meeting of our stockholders. All of our board members, other than Mr. Fisher, attended our 2007 annual meeting of stockholders.

Stockholder Communication with Directors

        Our stockholders may send communications to our board of directors or to individual directors by mail addressed to the Board of Directors or to an individual director c/o Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112. All such communications from stockholders will be forwarded to our directors on a timely basis.

Executive Sessions

        In 2007, the independent directors of our company met at two executive sessions without management participation. Any interested party who has a concern regarding any matter which it wishes to have addressed by our independent directors, as a group, at an upcoming executive session may send its concern in writing addressed to Independent Directors of Liberty Media Corporation, c/o Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112. The current independent directors of our company are Donne F. Fisher, Paul A. Gould, David E. Rapley, M. LaVoy Robison and Larry E. Romrell.

EXECUTIVE COMPENSATION

        Throughout this section (and except where otherwise expressly noted), we do not distinguish between our company and our predecessor, Old Liberty. Similarly, we do not distinguish between actions taken by our compensation or incentive plan committees and those taken by Old Liberty's compensation and incentive plan committees.

        This section sets forth information relating to, and an analysis and discussion of, compensation paid by our company to:

  •
  John C. Malone, our Chairman of the Board;

  •
  Gregory B. Maffei, our Chief Executive Officer and President;

  •
  David J.A. Flowers, our principal financial officer; and

  •
  Charles Y. Tanabe, Albert R. Rosenthaler and Christopher W. Shean, our three other most highly compensated executive officers at the end of 2007.

We collectively refer to these persons as our named executive officers.

Compensation Discussion and Analysis

Compensation Overview; Philosophy

        The compensation committee of our board of directors has responsibility for establishing, implementing and regularly monitoring adherence to our compensation philosophy. That philosophy seeks to align the interests of our company's named executive officers with those of our stockholders, with the ultimate goal of appropriately motivating and rewarding our executives in an effort to increase stockholder value. To that end, the compensation packages provided to the named executive officers include both cash and stock-based incentive compensation, with an emphasis placed on company performance and stock-based compensation outweighing cash.

        The compensation committee seeks to formulate a compensation package for each named executive officer that is commensurate with the responsibilities and proven performance of that executive, and that is competitive relative to the compensation packages paid to similarly situated executives at companies within our reference group (as listed below). The compensation committee also believes that compensation packages should assist our company in attracting key executives critical to our long-term success.

        For 2007, the compensation committee engaged Hay Group, Inc. as an independent compensation consultant to advise the compensation committee on management compensation matters generally, and to advise specifically on matters relating to the compensation of our Chief Executive Officer and our other named executive officers. The compensation consultant had not previously provided services to our company or to any member of our management and received no compensation from us other than that related to the services it provided to the compensation committee. The compensation consultant was tasked with compiling CEO and named executive officer compensation data for the companies in our reference group as well as analyzing the appropriateness of the balance between short-term and long-term compensation and the balance between cash and equity compensation. Based on this information, as well as the general industry knowledge of the members of the compensation committee and the input of our Chief Executive Officer, the compensation committee determined to increase the short-term incentive elements of the named executive officers' compensation packages for 2007 and to implement a performance-based bonus program for 2007.

        Our named executive officers (other than our Chief Executive Officer) are also executive officers of DHC, a company whose shares we distributed to our stockholders in July 2005. We no longer have an equity interest in DHC, which is a separate publicly-traded company. Pursuant to a services agreement with DHC, we are paid by DHC an allocated portion of the salary and benefits of those executive officers based on an estimate, determined at the beginning of each year, of the percentage of their time that we anticipate they will spend on DHC matters during that year. During 2007, the allocation of time spent on DHC matters was as follows: Mr. Malone: 15%; Mr. Tanabe: 20%; Mr. Flowers: 5%; Mr. Rosenthaler: 10%; and Mr. Shean: 20%.

Role of Chief Executive Officer in Compensation Decisions

        Although the compensation package of each named executive officer is within the discretion of and determined by the compensation committee, recommendations are obtained from the Chief Executive Officer as to both the cash and equity-based portions of each named executive officer's compensation package (other than that of the Chief Executive Officer and our Chairman). The Chief Executive Officer's recommendations are based on his evaluation of the performance and contributions of the other named executive officers, given their respective areas of responsibility. When making recommendations, the Chief Executive Officer considers various qualitative factors such as:

  •
  the named executive officer's experience and overall effectiveness;

  •
  the responsibilities assumed by the named executive officer, including as a result of any promotion;

  •
  the named executive officer's demonstrated leadership and management ability;

  •
  the named executive officer's compensation relative to other executives at our company with similar, greater or lesser responsibilities;

  •
  the named executive officer's compensation relative to compensation paid to similarly situated executives at companies within our reference group;

  •
  the named executive officer's years of service with our company; and

  •
  the performance of the group for which the named executive officer is primarily responsible.

Setting Executive Compensation

        In making its compensation decision for each named executive officer, the compensation committee considers the following:

  •
  each element of the named executive officer's historical compensation, including salary, bonus, equity compensation and perquisites and other personal benefits;

  •
  the financial performance of our company compared to internal forecasts and budgets;

  •
  the scope of the named executive officer's responsibilities;

  •
  the performance of the group reporting to the named executive officer;

  •
  as to each named executive officer (other than the Chief Executive Officer and our Chairman), the performance evaluations and compensation recommendations given by the Chief Executive Officer; and

  •
  compensation provided to similarly situated executives at companies within our reference group.

        Our reference group of companies consists of publicly-traded media, telecommunications and entertainment companies. Our reference group includes companies that we may compete with for executive talent and stockholder investment. Our reference group also includes companies in the above industries that are headquartered in Colorado and companies in those industries that are similar to our company in size and complexity of operations. Companies included in our reference group are:

Cablevision Systems Corporation	Liberty Global, Inc.
CBS Corporation	News Corporation
Charter Communications, Inc.	Qwest Communications International Inc.
Comcast Corporation	Time Warner Inc.
The DirectTV Group, Inc.	Time Warner Cable, Inc.
EchoStar Communications Corporation	Viacom Inc.
IAC/InterActiveCorp	The Walt Disney Company

        Although the compensation committee considers the compensation packages awarded by these companies, the compensation committee makes adjustments to these packages based on qualitative factors, such as:

  •
  the size, scope and complexity of the businesses of the companies in our reference group;

  •
  the cost of living and other factors related to the geographic location of these companies; and

  •
  the compensation philosophy of the particular company, including any policies relating to compensation of founders or others with substantial personal wealth.

        In addition, the compensation committee noted that comparisons based on the roles performed by the named executive officers of companies in our reference group and roles performed by our named executive officers may be difficult to draw. That difficulty is attributable, at least in part, to the fact that none of our named executive officers has the title of chief operating officer or chief financial officer, two positions commonly held by named executive officers of other companies. That difficulty is further pronounced when considering those in our reference group whose management has direct responsibility for operating businesses, because their named executive officers have responsibilities different from those of our named executive officers.

Elements of 2007 Executive Compensation

        For 2007, the principal components of compensation for the named executive officers were:

  •
  base salary;

  •
  a performance-based bonus, payable half in cash and half in restricted stock (other than with respect to our Chairman, who does not participate);

  •
  equity incentive grants unrelated to the performance-based bonus; and

  •
  perquisites and other limited personal benefits.

        Base Salary.    The compensation committee reviews the base salaries of the named executive officers (other than Mr. Malone) on an annual basis, as well as at the time of a promotion or other change in responsibilities. Historically, after establishing a named executive officer's base salary, the compensation committee has limited increases to cost-of-living adjustments and adjustments based on an evaluation of a named executive officer's job performance, any changes in the scope of the named executive officer's responsibilities, and the named executive officer's salary level compared to other named executive officers. However, in 2007, the compensation committee determined to increase the base salaries of the named executive officers (other than Messrs. Malone and Maffei) to provide them with a more competitive level of cash compensation based on their positive performance evaluations, the data provided by the compensation consultant and the general industry knowledge of the committee members. Each of our named executive officers with the title Senior Vice President received a 9% increase in his base salary (amounting to $50,000 per year), while Mr. Tanabe received a larger increase of 19% (amounting to an increase of $135,000 per year) in recognition of his promotion from Senior Vice President to Executive Vice President. Messrs. Malone and Maffei did not receive salary increases as their salaries are fixed pursuant to their respective employment arrangements.

        Although it may choose to deviate in individual circumstances, the compensation committee has in the past attempted to achieve a balance between overall cash compensation and equity incentive compensation of one-third cash compensation to two-thirds equity incentive compensation. The compensation committee believes that, in this way, the interests of our executives are more closely aligned with that of our stockholders.

        2007 Performance Bonuses.    As a result of the compensation committee's determination that the compensation packages of the CEO and the other named executive officers should include additional short-term incentives, the compensation committee adopted an annual performance-based bonus program for our Chief Executive Officer and the other named executive officers (other than Mr. Malone) for the year ended December 31, 2007. This program was structured to comply with Section 162(m) of the Internal Revenue Code (the Code). Pursuant to the terms of this bonus program, the aggregate earnings before interest, income taxes, depreciation and amortization (EBITDA) for fiscal 2007 of four wholly owned subsidiaries of our company (QVC, Inc., Provide Commerce, Inc.,

BuySeasons, Inc. and Starz Entertainment, LLC) had to exceed a minimum level before any participant was entitled to receive a bonus. That minimum level of aggregate 2007 EBITDA was exceeded, and a portion of the excess was used to establish a notional bonus pool. Each participant was assigned a maximum bonus amount, expressed as a multiple of his 2007 base salary: 800%, 200% and 150% of 2007 base salary for our Chief Executive Officer, our Executive Vice President and each of our Senior Vice Presidents, respectively. If the bonus pool had been insufficient to cover the aggregate maximum bonus amounts, each participant's maximum bonus amount would have been reduced pro rata based upon his respective maximum bonus amount. Because the notional bonus pool was sufficient to cover the aggregate maximum bonus amounts of all the program participants, each participant was entitled to receive a bonus of up to his maximum bonus amount. Payment of up to 75% of a participant's maximum bonus amount was based on that participant's individual performance, with the actual percentage paid varying based on the compensation committee's evaluation of each participant's performance. Payment of the remaining 25% of each participant's maximum bonus amount was based on the achievement of certain prescribed 2007 EBITDA growth targets for the four subsidiaries. For all purposes under this bonus program, each subsidiary's 2007 EBITDA was subject to adjustment in certain events, such as to take into account the effects of an acquisition or disposition. No such adjustment was required. Starz Entertainment, the only subsidiary listed above that is attributed to the Capital Group, achieved its prescribed 2007 EBITDA growth target, while the remaining three subsidiaries, which are all attributed to the Interactive Group, did not. As a result, each participant received 6.25% of the remaining 25% of his maximum bonus amount.

        Fifty percent of each aggregate bonus amount was paid to the applicable participant in the form of a cash award, and the remaining 50% was paid in the form of a restricted stock award. The dollar amount of the restricted stock award was divided equally between LCAPA and LINTA, and the number of shares of each series awarded was determined based on the closing market price of the shares of that series on the date of the award, which was December 24, 2007. The restricted shares vest quarterly over three years.

        The following table presents the aggregate dollar value of each named executive officer's 2007 performance-based bonus (other than Mr. Malone, who does not participate in the program) and the payment components thereof:

	Shares of Restricted Stock
Name	Cash Award ($)	LCAPA	LINTA	Total Bonus ($)
Gregory B. Maffei	2,650,000	11,217	66,383	5,300,000
Charles Y. Tanabe	563,126	2,384	14,106	1,126,252
David J.A. Flowers	275,392	1,166	6,899	550,784
Albert E. Rosenthaler	310,548	1,315	7,779	621,096
Christopher W. Shean	310,548	1,315	7,779	621,096

        For more information regarding these bonus awards, please see the "Grants of Plan-Based Awards" table below.

        Equity Incentive Compensation.    Consistent with our compensation philosophy, the compensation committee seeks to align the interests of the named executive officers with those of our stockholders by awarding stock-based incentive compensation. This ensures that our executives have a continuing stake in our long-term success. Historically, the compensation committee has used as a starting point for making awards a target of one-third cash compensation and two-thirds stock-based compensation. We do not have stock ownership guidelines, and our equity incentive plans have generally been the principal means by which our executive officers acquire stock in our company.

        The Liberty Media Corporation 2000 Incentive Plan (as amended and restated effective February 22, 2007) (the 2000 Incentive Plan) provided for the grant of a variety of incentive awards,

including stock options, restricted shares, stock appreciation rights and performance awards. The incentive plan committee (a subcommittee of the compensation committee) has historically granted stock options and awards of restricted stock in preference to other awards because of its belief that options and restricted shares better promote retention of key employees through the continuing, long-term nature of an equity investment. In this regard, awards under the plan generally vest over a three to five year period. In 2007, the company adopted the Liberty Media Corporation 2007 Incentive Plan (the 2007 Incentive Plan). The 2007 Incentive Plan is substantially similar to the 2000 Incentive Plan. The maximum number of shares of our common stock with respect to which awards could be granted under the 2000 Incentive Plan has been depleted. Accordingly, the adoption of the 2007 Incentive Plan enables us to continue to grant incentive awards to eligible recipients.

        Stock options are awarded with an exercise price equal to fair market value on the date of grant, generally measured by reference to the closing sale price on that date. Generally, grants are made by the incentive plan committee to our employees once a year. During 2007, the incentive plan committee made a second grant during its December 24, 2007 meeting. That grant was intended to serve as the annual 2008 grant, which would have been made during the first quarter of 2008 but for the scheduling of the committee meeting before year-end. The incentive plan committee may approve grants to employees of subsidiary companies on a more frequent basis based on the business practices and needs of the subsidiary.

        In addition to the two option grants in 2007, the named executive officers (other than Mr. Malone) received a grant of restricted stock in partial payment of their 2007 performance bonuses (as described above under "—2007 Performance Bonuses").

        For more information regarding these equity incentive grants, please see the "Grants of Plan-Based Awards" table below.

        Perquisites and Other Personal Benefits.    The perquisites and other personal benefits available to our executives (that are not otherwise available to all of our salaried employees, such as matching contributions to the Liberty 401(k) Savings Plan and the payment of life insurance premiums) consist of:

  •
  reimbursement of relocation expenses at a level above that given to non-executive, salaried employees;

  •
  limited personal use of corporate aircraft;

  •
  personal use of our New York City apartment and occasional use of a company car for personal purposes;

  •
  a deferred compensation plan that provides above-market preferential returns; and

  •
  in the case of Mr. Malone, an annual allowance of $1 million for personal expenses.

        On occasion, and with the approval of our Chairman or Chief Executive Officer, executives may have family members and other guests accompany them on our corporate aircraft when traveling on business. Under the terms of our employment arrangements with our Chairman and our Chief Executive Officer, those individuals and their guests may use our corporate aircraft for non-business purposes subject to specified limitations.

        During 2007, Mr. Maffei was entitled to $250,000 per year of personal usage of our corporate aircraft, which amount was calculated based upon the incremental cost of such usage to our company. The aggregate incremental cost to our company of Mr. Malone's personal use of our aircraft counts toward his $1 million personal expense account (described above). We value incremental cost using a method that takes into account:

  •
  landing and parking expenses;

  •
  crew travel expenses;

  •
  supplies and catering;

  •
  aircraft fuel and oil expenses per hour of flight;

  •
  any customs, foreign permit and similar fees; and

  •
  passenger ground transportation.

Because the aircraft are used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as salaries of pilots and crew, purchase or lease costs of aircraft and costs of maintenance and upkeep.

        For purposes of determining an executive's taxable income, personal use of our aircraft is valued using a method based on the Standard Industry Fare Level (SIFL) rates, as published by the IRS. The amount determined using the SIFL rates is typically lower than the amount determined using the incremental cost method. Under the American Jobs Creation Act of 2004, the amount we may deduct for a purely personal flight is limited to the amount included in the taxable income of the executives who took the flight. Also, the deductibility of any non-business use will be limited by Section 162(m) to the extent that the named executive officer's compensation exceeds $1 million. See "—Deductibility of Executive Compensation" below.

        Deferred Compensation.    To help accommodate the tax and estate planning objectives of the named executive officers, as well as other executives with the title of Senior Vice President and above, our board of directors adopted the Liberty Media Corporation 2006 Deferred Compensation Plan (as amended). Under that plan, participants may elect to defer up to 50% of their base salary and the cash portion of their bonuses. Compensation deferred under the plan that otherwise would have been received in 2007 will earn interest income at the rate of 9% per annum, compounded quarterly, for the period of the deferral. For more information on this plan, see "Executive Compensation—Executive Compensation Arrangements—2006 Deferred Compensation Plan" and the "Nonqualified Deferred Compensation Plans" table below.

        We also provide Mr. Malone with certain deferred compensation arrangements that were entered into by our predecessors and assumed by our company in connection with the various restructurings that our company has undergone. See "Executive Compensation—Executive Compensation Arrangements—Malone Employment Agreement" below.

Changes to Compensation Programs for 2008

        Performance-Based Bonus Program.    As a result of our recent acquisitions, including the acquisition of our interest in DirecTV, and the reclassification, the compensation committee implemented certain changes to our annual performance-based bonus program for the year ending December 31, 2008. The named executive officers (other than Mr. Malone) all participate in this bonus program, which continues to be structured to comply with Section 162(m) of the Code. Pursuant to the 2008 bonus program, the aggregate EBITDA for fiscal 2008 of six subsidiaries of our company (QVC, Inc., Provide Commerce, Inc., Backcountry, Inc., BuySeasons, Inc., Bodybuilding.com, LLC and Starz Entertainment, LLC) and our equity affiliate DirecTV must exceed a minimum level before any participant will be entitled to receive a bonus. If that minimum level of aggregate 2008 EBITDA is exceeded, a portion of the excess will be used to establish a notional bonus pool. Each participant has been assigned a maximum bonus amount, expressed as a multiple of his 2008 base salary: 800%, 200% and 150% of 2008 base salary for our Chief Executive Officer, our Executive Vice President and each of our Senior Vice Presidents, respectively. If the bonus pool is insufficient to cover the aggregate maximum bonus amounts of all program participants, each participant's maximum bonus amount will be reduced pro rata based upon his respective maximum bonus amount. If the bonus pool is sufficient to cover the aggregate maximum bonus amounts, each participant will be entitled to receive 70% (down from 75% for 2007) of his maximum bonus amount (as prorated, if applicable), subject to the right of the compensation committee to reduce the amount payable based upon its assessment of that participant's individual performance. Payment of all or any portion of the remaining 30% (up from 25% for 2007) of each participant's maximum bonus amount (as prorated, if applicable) is subject to the achievement of certain prescribed 2008 EBITDA growth targets for the six subsidiaries and DirecTV. For all purposes under this bonus program, 2008 EBITDA of each subsidiary may be adjusted in certain events, such as to take into account the effects of an acquisition or disposition.

        Fifty percent of each bonus amount actually payable under this bonus program will continue to be payable to the applicable participant in the form of a cash award, with the remaining 50% continuing to be payable in the form of a restricted stock award. However, the dollar amount of the restricted stock award for 2008 will be divided among our three Series A tracking stocks, as follows: (i) 45% in LMDIA restricted stock, (ii) 35% in LINTA restricted stock and (iii) 20% in LCAPA restricted stock. The number of shares of each series awarded will be determined based on the closing market price of the shares of that series on the date of the award. The restricted shares will vest quarterly over three years.

        Aircraft Usage.    In 2008, the compensation committee determined to provide Mr. Maffei with 120 hours per year of personal flight time through the first to occur of (i) the termination of his employment with our company, (ii) our cessation of aircraft ownership or (iii) December 31, 2011. Mr. Maffei will continue to incur taxable income, calculated in accordance with SIFL, for all personal use of corporate aircraft.

Employment Arrangements with Certain Named Executive Officers

        The only named executive officer with whom we have an employment agreement is Mr. Malone. Mr. Malone's employment agreement was first entered into in the 1980s, when he was the Chief Executive Officer of our former parent TCI. We assumed that agreement in connection with the merger of AT&T and TCI in 1999. For a more detailed description of the employment agreement of Mr. Malone, see "Executive Compensation—Executive Compensation Arrangements—Malone Employment Agreement" below.

        The only other named executive officer with whom we have an employment arrangement is Mr. Maffei. Although Mr. Maffei does not have an employment agreement with us, various terms of his employment were established under an arrangement approved by our board of directors when he joined our company as CEO-Elect in November 2005. For a more detailed description of this employment arrangement, see "Executive Compensation—Executive Compensation Arrangements—Maffei Employment Arrangement" below.

Deductibility of Executive Compensation

        In developing the compensation packages for the named executive officers, the compensation committee considered the deductibility of executive compensation under Section 162(m) of the Code. That provision prohibits the deduction of compensation of more than $1 million paid to certain executives, subject to certain exceptions. One exception is for performance-based compensation, including stock options granted under our incentive plan. The compensation committee has not adopted a policy requiring all compensation to be deductible under Section 162(m), in order to maintain flexibility in making compensation decisions. Certain portions of the compensation paid to our Chief Executive Officer and our Chairman of the Board may not be deductible due to the application of Section 162(m).

Policy on Restatements

        In those instances where we grant cash or equity-based incentive compensation, we include in the related agreement with the executive a right, in favor of the company, to require the executive to repay or return to us any cash, stock or other compensation (including proceeds from the disposition of shares received upon exercise of options or stock appreciation rights). That right will arise if (1) a material restatement of any financial statement of the company is required and (2) in the reasonable judgment of the incentive plan committee, (A) such restatement is due to material noncompliance with any financial reporting requirement under applicable securities laws and (B) such noncompliance is a result of misconduct on the part of the executive. In determining the amount of such repayment or return, the incentive plan committee may take into account, among other factors its deems relevant, the extent to which the market value of the applicable series of our common stock was affected by the errors giving rise to the restatement. The cash, stock or other compensation that the company may require the executive to repay or return must have been received by the executive during the 12-month period beginning on the date of the first public issuance or the filing with the Securities and Exchange Commission, whichever occurs earlier, of the financial statement requiring restatement. The compensation required to be repaid or returned will include (1) cash or company stock received by the executive (A) upon the exercise during that 12-month period of any stock appreciation right held by the executive or (B) upon the payment during that 12-month period of any incentive compensation, the value of which is determined by reference to the value of company stock, and (2) any proceeds received by the executive from the disposition during that 12-month period of company stock received by the executive upon the exercise, vesting or payment during that 12-month period of any award of equity-based incentive compensation.

Summary Compensation

Name and Principal Position (as of 12/31/07)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compen-sation ($)(4)(5)		Total ($)
John C. Malone Chairman of the Board (former principal executive officer)	2007 2006	2,600 2,600	— 625,000	625,015 —	3,143,100 2,904,084	— —	214,323 192,186	1,193,812 666,724	(6)	5,178,850 4,390,594
Gregory B. Maffei President and Chief Executive Officer	2007 2006	1,000,000 1,000,000	— 625,000	625,015 —	4,460,593 3,279,277	2,650,000 1,000,000	4,875 —	463,062 524,559	(7)	9,203,545 6,428,836
Charles Y. Tanabe Executive Vice President, Secretary and General Counsel	2007 2006	850,000 715,000	— 200,000	287,234 87,200	833,617 766,433	563,126 —	2,450 —	27,403 23,050		2,563,830 1,791,683
David J.A. Flowers Senior Vice President and Treasurer (principal financial officer)	2007 2006	625,000 575,000	— 93,000	92,333 —	672,478 726,219	275,392 —	1,996 —	24,894 22,906		1,692,093 1,417,125
Albert E. Rosenthaler Senior Vice President	2007 2006	625,000 575,000	— 106,000	106,344 —	748,016 974,355	310,548 —	907 —	24,061 22,906		1,814,876 1,678,261
Christopher W. Shean Senior Vice President and Controller (principal accounting officer)	2007 2006	625,000 575,000	— 125,000	212,190 87,200	682,544 675,515	310,548 —	605 —	24,455 22,906	(8)	1,855,342 1,485,621

(1)
The dollar amounts recognized for financial statement reporting purposes have been calculated in accordance with FAS 123R. For a description of the assumptions applied in these calculations, see Note 15 to our consolidated financial statements for the year ended December 31, 2007 (which are included in our Annual Report on Form 10-K as filed with the SEC on February 29, 2008).

(2)
With respect to 2007, reflects the cash portion of the 2007 performance-based bonuses paid to each of the named executive officers (other than Mr. Malone, who does not participate in the program). See "Executive Compensation—Compensation Discussion and Analysis—Elements of 2007 Executive Compensation—2007 Performance Bonuses." With respect to 2006, reflects Mr. Maffei's performance-based bonus.

(3)
Reflects the above-market earnings credited during 2007 to the deferred compensation accounts of each of the named executive officers. See "Executive Compensation—Compensation Discussion and Analysis—Elements of 2007 Executive Compensation—Deferred Compensation."

(4)
The Liberty 401(k) Savings Plan provides employees with an opportunity to save for retirement. The Liberty 401(k) Savings Plan participants may contribute up to 10% of their compensation, and our company contributes a matching contribution of 100% of the participants' contributions. Participant contributions to the Liberty 401(k) Savings Plan are fully vested upon contribution.

Generally, participants acquire a vested right in our contributions as follows:

Years of Service	Vesting Percentage
Less than 1	0%
1-2	33%
2-3	66%
3 or more	100%

Included in this column, with respect to each named executive officer, is $22,500 of matching contributions made by our company to the Liberty 401(k) Savings Plan in 2007. With respect to these matching contributions, all of our named executive officers (other than Mr. Maffei) are fully vested.

(5)
Included in this column are the life insurance premiums paid by our company, on behalf of each of the named executives (other than Mr. Malone), as follows:

Name	Amount ($)
Gregory B. Maffei	1,710
Charles Y. Tanabe	4,903
David J.A. Flowers	2,394
Albert E. Rosenthaler	1,561
Christopher W. Shean	1,041
(6)
Includes the following: (1) $80,850 of reimbursements for personal estate and tax planning advice, (2) $111,235 of reimbursements for personal legal services, (3) $227,137 of compensation related to Mr. Malone's personal use of our corporate aircraft (calculated based upon the aggregate incremental cost of such usage to our company) and (4) $745,832 of tax payments made on behalf of Mr. Malone. We also provide Mr. Malone with usage of our company apartment in New York City, our company car and driver and the cost of miscellaneous shipping and catering expenses. Mr. Malone also received a $364 tax gross-up related to income attributed to him with respect to the company's cafeteria plan.

(7)
Includes (i) $234,071 of compensation related to Mr. Maffei's personal use of our corporate aircraft (calculated based upon the aggregate incremental cost of such usage to our company) and (ii) $197,281 of a tax gross-up for income attributed to him as a result of our payment of his relocation expenses. We also provide Mr. Maffei with usage of our company apartment in New York City and our company car and driver.

(8)
Includes a tax gross-up of $914 as a result of income attributed to him for the presence of non-Liberty personnel on our company aircraft.

Executive Compensation Arrangements

  Malone Employment Agreement

        In connection with the merger of TCI and AT&T Corp. in 1999, an employment agreement between John C. Malone and TCI was assigned to our company. The term of Mr. Malone's employment agreement is extended daily so that the remainder of the employment term is five years. The employment agreement was amended in June 1999 to provide for, among other things, an annual salary of $2,600, subject to increase with board approval. The employment agreement was amended in 2003 to provide for payment or reimbursement of personal expenses, including professional fees and other expenses incurred by Mr. Malone for estate, tax planning and other services, and for personal use of corporate aircraft and flight crew. The aggregate amount of such payments or reimbursements and the value of his personal use of corporate aircraft was originally limited to $500,000 per year but increased to $1 million effective January 1, 2007 by the compensation committee. Although the "Summary Compensation" table above reflects the aggregate incremental cost of Mr. Malone's personal use of our corporate aircraft, the value of his aircraft use for purposes of his employment agreement is determined in accordance with SIFL and aggregated $52,417 for the year ended December 31, 2007.

        Mr. Malone's employment agreement includes a deferred compensation arrangement and the payment of severance in certain circumstances. Under his employment agreement, Mr. Malone is permitted to defer a portion (not in excess of 40%) of the monthly compensation payable to him for all employment years commencing on or after January 1, 1993. The aggregate deferred amount, plus interest accrued thereon at the rate of 8% per annum compounded annually from the applicable date of deferral to the date of termination, will be payable in 240 consecutive monthly installments commencing on the termination of Mr. Malone's employment. Each installment payment will include a payment of interest on the amount of such installment computed at the rate of 8% per annum compounded annually from Mr. Malone's termination date to the date of such installment payment (collectively, the 1993 deferred compensation arrangement). Also, under his employment agreement, upon the termination of his employment at our election for any reason (other than death or "cause"), Mr. Malone will be entitled to receive, in a lump sum, his salary for a period of 5 full years following termination (calculated on the basis of $2,600 per annum, the lump sum severance payment). In addition, upon any termination of Mr. Malone's employment, he or his beneficiaries will be entitled to receive 240 consecutive monthly payments of $15,000 (increased at the rate of 12% per annum compounded annually from January 1, 1998 to the date payment commences), the first of which will be payable on the first day of the month succeeding the termination of Mr. Malone's employment (the installment severance payment).

        Mr. Malone deferred a portion of his monthly compensation under his previous employment agreement, which was entered into as of January 1982, for all employment years ending on or prior to December 31, 1992. We assumed the obligation to pay that deferred compensation in connection with the merger of AT&T and TCI. The aggregate deferred amount, plus interest accrued thereon at the rate of 13% per annum compounded annually from the applicable date of deferral to the date of termination, will be payable in 240 consecutive monthly installments commencing on the termination of Mr. Malone's employment. Each installment payment will include a payment of interest on the amount of such installment computed at the rate of 13% per annum compounded annually from Mr. Malone's termination date to the date of such installment payment (collectively, the 1982 deferred compensation arrangement). (The 13% interest rate was established in 1983 pursuant to the previous agreement.)

  Maffei Employment Arrangement

        In connection with the acceptance by Gregory B. Maffei of employment with our company as CEO-Elect in November 2005, our board of directors approved an employment arrangement for Mr. Maffei. Pursuant to the arrangement, Mr. Maffei is entitled to receive a base salary of $1,000,000 per annum. We agreed to reimburse Mr. Maffei for his commuting costs from Seattle to Denver through 2006. We also agreed to reimburse Mr. Maffei for expenses incurred in relocating his principal residence to the Denver area. Also, Mr. Maffei was granted options to acquire 5,500,000 shares of pre-reclassified Liberty Series A common stock at an exercise price of $7.95, which was the closing price of pre-reclassified Liberty Series A common stock on the grant date. As a result of the restructuring and the reclassification, these options have been converted into options to acquire 275,000 shares of LCAPA at an exercise price of $10.88 per share, 1,375,000 shares of LINTA at an exercise price of $16.91 per share and 1,100,000 shares of LMDIA at an exercise price of $15.89 per share. In the event of Mr. Maffei's involuntary termination without cause, Mr. Maffei will be entitled to continue receiving his base salary for a period of eighteen months after the date of such termination, together with any portion of his performance bonus determined by our board of directors to have been earned prior to his termination. Unvested stock incentive awards held by Mr. Maffei will vest to the extent that they would have vested in that eighteen month period had Mr. Maffei continued to be employed during that period.

        As discussed under "Executive Compensation—Compensation Discussion and Analysis—Changes to Compensation Programs for 2008—Aircraft Usage" above, the compensation committee has entered into a new letter agreement with Mr. Maffei pursuant to which he is entitled to personal use of corporate aircraft not to exceed 120 hours of flight time per year through the first to occur of December 31, 2011, his termination with our company or our cessation of aircraft ownership. Mr. Maffei will continue to incur taxable income, calculated in accordance with SIFL, for all personal use of corporate aircraft. This letter agreement superseded his prior aircraft usage agreement.

  Equity Incentive Plans

        The 2000 Incentive Plan and the 2007 Incentive Plan (the equity incentive plans) are administered by the incentive plan committee of our board of directors. The incentive plan committee of our board has full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The equity incentive plans are designed to provide additional remuneration to certain employees and independent contractors for exceptional service and to encourage their investment in our company. The incentive plan committee may grant non-qualified stock options, SARs, restricted shares, stock units, cash awards, performance awards or any combination of the foregoing under the equity incentive plans (collectively, awards).

        The maximum number of shares of our common stock with respect to which awards may be issued under the 2007 Incentive Plan is 51 million, subject to anti-dilution and other adjustment provisions of the respective plans. With limited exceptions, under each equity incentive plans, no person may be granted in any calendar year awards covering more than 12.75 million shares of our common stock. In addition, no person may receive payment for cash awards during any calendar year in excess of $10 million. Shares of our common stock issuable pursuant to awards made under the equity incentive plans are made available from either authorized but unissued shares or shares that have been issued but reacquired by us.

  2006 Deferred Compensation Plan

        Effective for the year beginning January 1, 2007, officers at the level of Senior Vice President and above are eligible to participate in the Liberty Media Corporation 2006 Deferred Compensation Plan (as amended, the 2006 deferred compensation plan). Each eligible officer, including our chief executive officer, principal financial officer and principal accounting officer, may elect to defer up to 50% of his annual base salary and the cash portion of his bonus under the 2006 deferred compensation plan. Elections must be made in advance of certain deadlines and may include (1) the selection of a payment date, which generally may not be later than 30 years from the end of the year in which the applicable compensation is initially deferred, and (2) the form of distribution, such as a lump-sum payment or substantially equal annual installments over two to five years. Compensation deferred under the 2006 deferred compensation plan will earn interest at the rate of 9% per year, compounded quarterly at the end of each calendar quarter.

        In addition to the accelerated distribution events described under "Executive Compensation—Potential Payments Upon Termination or Change-in-Control" below, at the eligible officer's request, if the compensation committee determines that such officer has suffered a financial hardship, it may authorize immediate distribution of amounts deferred under the 2006 deferred compensation plan.

        The board of directors reserves the right to terminate the 2006 deferred compensation plan at any time. An optional termination by the board will not result in any distribution acceleration.

Grants of Plan-Based Awards

        The following table contains information regarding plan-based incentive awards granted during the year ended December 31, 2007 to the named executive officers.

		Estimated Future Payouts under Non-equity Incentive Plan Awards			All other stock awards: Number of shares of stock or units (#)(3)	All other option awards: Number of securities underlying options (#)(4)
							Exercise or base price of option awards ($)	Grant date fair value of stock and option awards ($)
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)(2)
John C. Malone
LCAPA	3/29/07	—	—	—	—	84,428	109.27	2,339,500
LINTA	3/29/07	—	—	—	—	343,093	24.06	2,283,970
Gregory B. Maffei
	3/29/07	—	5,300,000	8,000,000	—	—	—	—
LCAPA	3/29/07	—	—	—	—	112,600	109.27	3,120,146
LINTA	3/29/07	—	—	—	—	453,900	24.06	3,021,612
LCAPA	12/24/07	—	—	—	—	114,606	118.12	3,445,744
LINTA	12/24/07	—	—	—	—	462,779	19.96	2,819,250
LCAPA	12/24/07	—	—	—	11,217	—	—	1,324,952
LINTA	12/24/07	—	—	—	66,383	—	—	1,325,005
Charles Y. Tanabe
	3/29/07	—	1,126,252	1,700,000	—	—	—	—
LCAPA	3/29/07	—	—	—	—	31,900	109.27	883,949
LINTA	3/29/07	—	—	—	—	128,600	24.06	856,090
LCAPA	12/24/07	—	—	—	—	32,342	118.12	972,395
LINTA	12/24/07	—	—	—	—	130,598	19.96	795,603
LCAPA	12/24/07	—	—	—	2,384	—	—	281,598
LINTA	12/24/07	—	—	—	14,106	—	—	281,556
David J.A Flowers
	3/29/07	—	550,784	937,500	—	—	—	—
LCAPA	3/29/07	—	—	—	—	16,900	109.27	468,299
LINTA	3/29/07	—	—	—	—	68,100	24.06	453,342
LCAPA	12/24/07	—	—	—	—	17,141	118.12	515,361
LINTA	12/24/07	—	—	—	—	69,214	19.96	421,652
LCAPA	12/24/07	—	—	—	1,166	—	—	137,728
LINTA	12/24/07	—	—	—	6,899	—	—	137,704
Albert E. Rosenthaler
	3/29/07	—	621,096	937,500	—	—	—	—
LCAPA	3/29/07	—	—	—	—	16,900	109.27	468,299
INTA	3/29/07	—	—	—	—	68,100	24.06	453,342
LCAPA	12/24/07	—	—	—	—	17,141	118.12	515,361
LINTA	12/24/07	—	—	—	—	69,214	19.96	421,652
LCAPA	12/24/07	—	—	—	1,315	—	—	155,328
LINTA	12/24/07	—	—	—	7,779	—	—	155,269
Christopher W. Shean
	3/29/07	—	621,096	937,500	—	—	—	—
LCAPA	3/29/07	—	—	—	—	16,900	109.27	468,299
LINTA	3/29/07	—	—	—	—	68,100	24.06	453,342
LCAPA	12/24/07	—	—	—	—	17,141	118.12	515,361
LINTA	12/24/07	—	—	—	—	69,214	19.96	421,652
LCAPA	12/24/07	—	—	—	1,315	—	—	155,328
LINTA	12/24/07	—	—	—	7,779	—	—	155,269

(1)
Represents the actual aggregate amount of each named executive officer's 2007 performance-based bonus. See "Executive Compensation—Compensation Discussion and Analysis—Elements of 2007 Compensation—2007 Performance Bonuses" above.

(2)
Represents the maximum bonus that could have been earned by each named executive officer under the 2007 performance-based bonus plan. See "Executive Compensation—Compensation Discussion and Analysis—Elements of 2007 Compensation—2007 Performance Bonuses" above.

(3)
Represents 50% of each named executive officer's 2007 performance-based bonus amount. Vests quarterly over 3 years from grant date. See "Executive Compensation—Compensation Discussion and Analysis—Elements of 2007 Compensation—2007 Performance Bonuses Program" above.

(4)
Vests quarterly over 4 years from grant date.

Outstanding Equity Awards at Fiscal Year-End

        The following table contains information regarding unexercised options and unvested shares of our common stock which were outstanding as of December 31, 2007 and held by the named executive officers, including those awards granted during 2007 and reflected in the "Grants of Plan-Based Awards" table above.

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
John C. Malone
Option Awards
LCAPA	6,666	3,334	(1)	84.31	6/14/15	—		—
LCAPA	15,830	68,598	(2)	109.27	3/29/14	—		—
LCAPB	574,270	—		102.38	2/28/11	—		—
LCAPB	60,000	30,000	(1)	85.49	6/14/15	—		—
LINTA	33,333	16,667	(1)	19.14	6/14/15	—		—
LINTA	63,823	276,570	(2)	24.06	3/29/14	—		—
LINTB	2,871,351	—		23.64	2/28/11	—		—
LINTB	300,000	150,000	(1)	19.74	6/14/15	—		—
Stock Awards
LCAPA	—	—		—	—	8,448	(3)	984,108
LINTA	—	—		—	—	19,385	(3)	369,866
Gregory B. Maffei
Option Awards
LCAPA	137,500	137,500	(4)	74.47	11/8/12	—		—
LCAPA	6,835	8,790	(5)	77.75	3/2/13	—		—
LCAPA	21,112	91,488	(2)	109.27	3/29/14	—		—
LCAPA	—	114,606	(6)	118.12	12/24/14	—		—
LINTA	687,500	687,500	(4)	16.91	11/8/12	—		—
LINTA	34,179	43,946	(5)	17.65	3/2/13	—		—
LINTA	85,106	368,794	(2)	24.06	3/29/14	—		—
LINTA	—	462,779	(6)	19.96	12/24/14	—		—
Stock Awards
LCAPA	—	—		—	—	8,448	(3)	984,108
LCAPA	—	—		—	—	11,217	(7)	1,306,668
LINTA	—	—		—	—	19,385	(3)	369,866
LINTA	—	—		—	—	68,383	(7)	1,266,588

Charles Y. Tanabe
Option Awards
LCAPA	98,458	—		100.89	2/28/11	—		—
LCAPA	10,000	2,500	(8)	74.75	7/31/13	—		—
LCAPA	6,750	4,500	(9)	68.10	8/6/14	—		—
LCAPA	7,875	6,125	(10)	81.68	8/2/12	—		—
LCAPA	4,466	5,742	(11)	77.19	2/28/13	—		—
LCAPA	5,981	25,919	(2)	109.27	3/29/14	—		—
LCAPA	—	32,342	(6)	118.12	12/24/14	—		—
LINTA	492,288	—		22.90	2/28/11	—		—
LINTA	50,000	12,500	(8)	16.97	7/31/13	—		—
LINTA	33,750	22,500	(9)	15.46	8/6/14	—		—
LINTA	39,375	30,625	(10)	18.54	8/2/12	—		—
LINTA	22,330	28,712	(11)	17.52	2/28/13	—		—
LINTA	24,112	104,488	(2)	24.06	3/29/14	—		—
LINTA	—	130,598	(6)	19.96	12/24/14	—		—
Stock Awards
LCAPA	—	—		—	—	1,375	(12)	160,174
LCAPA	—	—		—	—	2,703	(3)	314,872
LCAPA	—	—		—	—	2,384	(7)	277,712
LINTA	—	—		—	—	6,875	(12)	131,175
LINTA	—	—		—	—	6,206	(3)	118,410
LINTA	—	—		—	—	14,106	(7)	269,142
David J.A. Flowers
Option Awards
LCAPA	73,843	—		100.89	2/28/11	—		—
LCAPA	8,000	2,000	(8)	74.75	7/31/13	—		—
LCAPA	7,500	5,000	(9)	68.10	8/6/14	—		—
LCAPA	8,437	6,563	(10)	81.68	8/2/12	—		—
LCAPA	3,955	5,087	(11)	77.19	2/28/13	—		—
LCAPA	3,188	13,732	(2)	109.27	3/29/14
LCAPA	—	17,141	(6)	118.12	12/24/14
LINTA	369,216	—		22.90	2/28/11	—		—
LINTA	40,000	10,000	(8)	16.97	7/31/13	—		—
LINTA	37,500	25,000	(9)	15.46	8/6/14	—		—
LINTA	42,187	32,813	(10)	18.54	8/2/12	—		—
LINTA	19,778	25,430	(11)	17.52	2/28/13	—		—
LINTA	12,768	55,332	(2)	24.06	3/29/14	—		—
LINTA	—	69,214	(6)	19.96	12/24/14	—		—
Stock Awards
LCAPA	—	—		—	—	1,247	(3)	145,263
LCAPA	—	—		—	—	1,166	(7)	135,827

LINTA	—	—		—	—	2,867	(3)	54,702
LINTA	—	—		—	—	6,899	(7)	131,633
Albert E. Rosenthaler
Option Awards
LCAPA	25,640	—		84.77	3/1/12	—		—
LCAPA	10,000	2,500	(8)	74.75	7/31/13	—		—
LCAPA	7,500	5,000	(9)	68.10	8/6/14	—		—
LCAPA	8,437	6,563	(10)	81.68	8/2/12	—		—
LCAPA	3,955	5,087	(11)	77.19	2/28/13	—		—
LCAPA	3,168	13,732	(2)	109.27	3/29/14	—		—
LCAPA	—	17,141	(6)	118.12	12/24/14	—		—
LINTA	128,200	—		19.25	3/1/12	—		—
LINTA	50,000	12,500	(8)	16.97	7/31/13	—		—
LINTA	37,500	25,000	(9)	15.46	8/6/14	—		—
LINTA	42,187	32,813	(10)	18.54	8/2/12	—		—
LINTA	19,778	25,430	(11)	17.52	2/28/13	—		—
LINTA	12,768	55,332	(2)	24.06	3/29/14	—		—
LINTA	—	69,214	(6)	19.96	12/24/14	—		—
Stock Awards
LCAPA	—	—		—	—	1,435	(3)	167,163
LCAPA	—	—		—	—	1,315	(7)	153,184
LINTA	—	—		—	—	3,310	(3)	63,155
LINTA	—	—		—	—	7,779	(7)	148,423
Christopher W. Shean
Option Awards
LCAPA	14,102	—		100.89	9/21/10	—		—
LCAPA	2,820	—		100.89	2/28/11	—		—
LCAPA	10,000	2,500	(8)	74.75	7/31/13	—		—
LCAPA	7,500	5,000	(9)	68.10	8/6/14	—		—
LCAPA	7,312	5,688	(10)	81.68	8/2/12	—		—
LCAPA	4,466	5,742	(11)	77.19	2/28/13	—		—
LCAPA	3,168	13,732	(2)	109.27	3/29/14	—		—
LCAPA	—	17,141	(6)	118.12	12/24/14	—		—
LINTA	70,510	—		22.90	9/21/10	—		—
LINTA	14,102	—		22.90	2/28/11	—		—
LINTA	50,000	12,500	(8)	16.97	7/31/13	—		—
LINTA	37,500	25,000	(9)	15.46	8/6/14	—		—
LINTA	36,562	28,438	(10)	18.54	8/2/12	—		—
LINTA	22,330	28,712	(11)	17.52	2/28/13	—		—
LINTA	12,768	55,332	(2)	24.06	3/29/14	—		—
LINTA	—	69,214	(6)	19.96	12/24/14	—		—

Stock Awards
LCAPA	—	—	—	—	1,375	(12)	160,174
LCAPA	—	—	—	—	1,691	(3)	196,985
LCAPA	—	—	—	—	1,315	(7)	153,184
LINTA	—	—	—	—	6,875	(12)	131,175
LINTA	—	—	—	—	3,871	(3)	73,859
LINTA	—	—	—	—	7,779	(7)	148,423

(1)
Vests on June 14, 2008.

(2)
Vests quarterly (based on original amount of grant) over 4 years from March 29, 2007 grant date.

(3)
Vests quarterly (based on original amount of grant) over 3 years from December 15, 2006 grant date.

(4)
Vests quarterly (based on original amount of grant) over 4 years from November 8, 2005 grant date.

(5)
Vests quarterly (based on original amount of grant) over 4 years from March 2, 2006 grant date.

(6)
Vests quarterly (based on original amount of grant) over 4 years from December 24, 2007 grant date.

(7)
Vests quarterly (based on original amount of grant) over 3 years from December 15, 2007.

(8)
Vests on July 31, 2008.

(9)
Vests as to 50% on August 6 of each of 2008 and 2009.

(10)
Vests quarterly (based on original amount of grant) over 4 years from August 2, 2005 grant date.

(11)
Vests quarterly (based on original amount of grant) over 4 years from February 28, 2006 grant date.

(12)
Vests quarterly (based on original amount of grant) over 5 years from August 2, 2005 grant date.

Option Exercises and Stock Vested

        The following table sets forth information regarding the vesting of restricted stock held by our named executive officers, in each case, during the year ended December 31, 2007.

Stock awards
Name	Number of shares acquired on vesting (#) (1)	Value realized on vesting ($)
John C. Malone LCAPA LINTA	4,224 9,692	483,530 208,681
Gregory B. Maffei LCAPA LINTA	4,224 9,692	483,530 208,681
Charles Y. Tanabe LCAPA LINTA	2,473 8,725	211,026 124,016
David J.A Flowers LCAPA LINTA	620 1,432	70,973 30,833
Albert E. Rosenthaler LCAPA LINTA	716 1,652	81,962 35,570
Christopher W. Shean LCAPA LINTA	1,969 7,557	153,332 98,867

(1)
Includes shares withheld in payment of withholding taxes at election of holder.

Nonqualified Deferred Compensation Plans

        The following table sets forth information regarding the nonqualified deferred compensation plans in which our named executive officers participated during the year ended December 31, 2007.

Name	Executive contributions in 2007 ($)	Registrant contributions in 2007 ($)	Aggregate earnings in 2007 ($)(1)	Aggregate withdrawals/ distributions ($)	Aggregate balance at December 31, 2007 ($)
John C. Malone(2)	—	—	2,199,027	—	19,901,088	(3)
Gregory B. Maffei	500,000	—	22,371	—	522,371
Charles Y. Tanabe	255,000	—	11,250	_—	266,250
David J.A. Flowers	206,250	—	9,163	—	215,413
Albert E. Rosenthaler	93,750	—	4,165	—	97,915
Christopher W. Shean	62,500	—	2,777	—	65,277

(1)
Of these amounts, the following were reported in the "Summary Compensation" table as above-market earnings that were credited to the named executive officer's deferred compensation account during 2007:

Name	Amount ($)
John C. Malone	214,323
Gregory B. Maffei	4,875
Charles Y. Tanabe	2,450
David J.A. Flowers	1,196
Albert E. Rosenthaler	907
Christopher W. Shean	605
(2)
Mr. Malone's deferred compensation arrangements are described under "Executive Compensation—Executive Compensation Arrangements—Malone Employment Agreement."

(3)
In our prior year proxy statements, we reported $192,186, $1,734,298 and $1,540,523 of above-market earnings that were credited as interest to Mr. Malone's deferred compensation accounts during 2006, 2005 and 2004, respectively.

Potential Payments Upon Termination or Change-in-Control

        The following table sets forth the potential payments to our named executive officers if their employment had terminated or a change in control had occurred, in each case, as of December 31, 2007. The actual amounts may be different at the time of termination due to various factors. In addition, we may enter into new arrangements or modify these arrangements from time to time.

        The amounts provided in the tables are based on the closing market prices on December 31, 2007 for each series of our common stock then-outstanding: LINTA—$19.08, LINTB—$19.03, LCAPA—$116.49 and LCAPB—$116.94. The value of options and SARs shown in the tables is based on the spread between the exercise or base price of the award and the applicable closing market price. The value of the restricted stock shown in the tables is based on the applicable closing market price and the number of shares vested.

        Each of our named executive officers has received awards and payments under the 2000 Incentive Plan (as amended and restated) and the 2007 Incentive Plan, and each of our named executive officers participates in our deferred compensation plans. Additionally, each of Messrs. Malone and Maffei are entitled to certain payments upon termination under his respective employment arrangement. See "Executive Compensation—Executive Compensation Arrangements."

        Set forth below is a description of the circumstances giving rise to these potential payments and a brief summary of the provisions governing their payout:

  •
  Voluntary Termination.  Under the equity incentive plans, each named executive officer would only have a right to the equity grants which vested prior to his termination date.

    Under the 2006 deferred compensation plan, our company does not have an acceleration right to pay out account balances to the participants upon this type of termination. For purposes of the tabular presentation below, we have assumed that our company was permitted to make payments to the executive officers in accordance with their respective standing elections under the plans, subject to compliance with Section 409A of the Code.

  •
  Termination for Cause.  All equity grants (whether vested or unvested) under the equity incentive plans would be forfeited by any named executive officer who is terminated for "cause." The equity incentive plans define "cause" as insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his duties and responsibilities for any reason other than illness or incapacity; provided that, if such termination is within 12 months after a change in control (as described below), "cause" means a felony conviction for fraud, misappropriation or embezzlement.

    No immediate distributions under the 2006 deferred compensation plan are permitted as a result of this type of termination (other than pursuant to the compensation committee's right to distribute out certain de minimus amounts in an officer's deferred compensation account).

  •
  Termination Without Cause.  Certain of the employment agreements and arrangements provide for benefits in the case of termination by the company not for cause. See "Executive Compensation—Executive Compensation Arrangements" above. Pursuant to the equity incentive plans and the related award agreements, if a named executive officer were terminated without cause, in addition to his vested equity awards, he would be entitled to vesting in full with respect to any outstanding options or SARs that would have vested during the calendar year in which the termination occurs and the lapse of restrictions with respect to any restricted share awards that would have vested during such calendar year.

    No immediate distributions under the 2006 deferred compensation plan are permitted as a result of this type of termination (other than pursuant to the compensation committee's right to distribute out certain de minimus amounts in an officer's deferred compensation account).

  •
  Death.  In the event of death, the equity incentive plans provide for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share awards.

    No amounts are shown for payments pursuant to life insurance policies, which we make available to all our employees.

    The beneficiary of a deceased executive has the option to accelerate distributions under the 2006 deferred compensation plan (which option is assumed to have been exercised for purposes of the tabular presentation below).

  •
  Disability.  In the event of a disability, which is generally the inability to perform gainful activity for at least 12 months, the equity incentive plans provide for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share awards.

    No amounts are shown for payments pursuant to short-term and long-term disability policies, which we make available to all our employees.

    A disabled executive has the option to accelerate distributions under the 2006 deferred compensation plan (which option is assumed to have been exercised for purposes of the tabular presentation below).

  •
  Termination After a Change in Control.  In case of a change in control, the incentive plans provide for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share awards. A change in control is generally defined as:

  •
  The acquisition of beneficial ownership of at least 20% of the combined voting power of the then outstanding shares of the company ordinarily having the right to vote in the election of directors.

  •
  Any non-exempt person purchases our common stock pursuant to a tender offer or exchange offer, without the prior consent of our board.

  •
  The individuals constituting the board of directors over any two consecutive years cease to constitute at least a majority of the board, subject to certain exceptions that permit the board to approve new members by approval of at least two-thirds of the remaining directors.

  •
  Any merger, consolidation or binding share exchange that causes the persons who were common stockholders of the company immediately prior thereto to lose their proportionate interest in the common stock or voting power of the successor or to have less than a majority of the combined voting power of the then outstanding shares ordinarily having the right to vote in the election of directors, the sale of substantially all of the assets of the company or the dissolution of the company.

      In the case of a change in control described in the last bullet point, our incentive plan committee may determine to not accelerate the existing equity awards if equivalent awards will be substituted for the existing awards. For purposes of the tabular presentation below, we have assumed no such determination was made.

      The 2006 deferred compensation plan provides our compensation committee with the option of terminating the plan within 12 months of a change of control and distributing the account balances (which option is assumed to have been exercised for purposes of the tabular presentation below).

Benefits Payable Upon Termination or Change in Control

Name	Voluntary Termination ($)		Termination for Cause ($)	Termination Without Cause ($)		Death ($)		Disability ($)		After a Change in Control ($)
John C. Malone
Lump Sum Severance Payment(1)	—		—	13,000		—		13,000		—
Installment Severance Payment(2)	31,006,000		31,006,000	31,006,000		31,006,000		31,006,000		31,006,000
1993 Deferred Compensation Arrangement(3)	5,053,219		5,053,219	5,053,219		5,053,219		5,053,219		5,053,219
1982 Deferred Compensation Arrangement(4)	71,608,803		71,608,803	71,608,803		71,608,803		71,608,803		71,608,803
Options/SARs	10,577,176	(5)	—	10,577,176	(5)	12,123,241	(6)	12,123,241	(6)	12,123,241	(6)
Restricted Stock	—		—	—		1,353,973	(6)	1,353,973	(6)	1,353,973	(6)

Total	118,245,198		107,668,022	118,258,198		121,145,236		121,158,236		121,145,236

Gregory B. Maffei
Severance(7)	—		—	1,500,000		1,500,000		1,500,000		1,500,000
Deferred Compensation	522,371		522,371	522,371		522,371	(8)	522,371	(8)	522,371	(8)
Options/SARs	7,735,718	(5)	—	13,761,728	(9)	16,069,253	(6)	16,069,253	(6)	16,069,253	(6)
Restricted Stock	—		—	2,302,108	(9)	3,927,230	(6)	3,927,230	(6)	3,927,230	(6)

Total	8,258,089		522,371	18,086,207		22,018,854		22,018,854		22,018,854

Charles Y. Tanabe
Deferred Compensation	266,250		266,250	266,250		266,250	(8)	266,250	(8)	266,250	(8)
Options/SARs	3,056,575	(5)	—	3,056,575	(5)	4,173,840	(6)	4,173,840	(6)	4,173,840	(6)
Restricted Stock	—		—	—		1,271,485	(6)	1,271,485	(6)	1,271,485	(6)

Total	3,322,825		266,250	3,322,825		5,711,575		5,711,575		5,711,575

David J.A Flowers
Deferred Compensation	215,413		215,413	215,413		215,413	(8)	215,413	(8)	215,413	(8)
Options/SARs	2,594,577	(5)	—	2,594,577	(5)	3,616,519	(6)	3,616,519	(6)	3,616,519	(6)
Restricted Stock	—		—	—		467,425	(6)	467,425	(6)	467,425	(6)

Total	2,809,990		215,413	2,809,990		4,299,357		4,299,357		4,299,357

Albert E. Rosenthaler
Deferred Compensation	97,915		97,915	97,915		97,915	(8)	97,915	(8)	97,915	(8)
Options/SARs	2,360,507	(5)	—	2,360,507	(5)	3,408,594	(6)	3,408,594	(6)	3,408,594	(6)
Restricted Stock	—		—	—		531,925	(6)	531,925	(6)	531,925	(6)

Total	2,458,422		97,915	2,458,422		4,038,434		4,038,434		4,038,434

Christopher W. Shean
Deferred Compensation	65,277		65,277	65,277		65,277	(8)	65,277	(8)	65,277	(8)
Options/SARs	1,793,054	(5)	—	1,793,054	(5)	2,839,181	(6)	2,839,181	(6)	2,839,181	(6)
Restricted Stock	—		—	—		863,800	(6)	863,800	(6)	863,800	(6)

Total	1,858,331		65,277	1,858,331		3,768,258		3,768,258		3,768,258

(1)
Under Mr. Malone's employment agreement, if his employment had been terminated, as of December 31, 2007, at our election (other than for death or cause), he would have been entitled to a lump sum severance payment of $13,000 payable upon termination, which is equal to five years' of his current annual salary of $2,600. See "Executive Compensation—Executive Compensation Arrangements—Malone Employment Agreement" above.

(2)
Under Mr. Malone's employment agreement, if his employment had been terminated, as of December 31, 2007, for any reason, he (or, in the event of his death, his beneficiaries) would have been entitled to 240 consecutive monthly installment severance payments of $129,192 commencing January 1, 2008. The number included in the table represents our estimate of the aggregate amount of these installment severance payments over the period. The foregoing payments are conditioned on Mr. Malone's compliance with the confidentiality, non-competition, non-solicitation and non-interference covenants contained in his employment agreement. See "Executive Compensation—Executive Compensation Arrangements—Malone Employment Agreement" above.

(3)
Under Mr. Malone's 1993 deferred compensation arrangement, had Mr. Malone's employment been terminated for any reason (other than death), as of December 31, 2007, he would have been entitled to 240 consecutive monthly payments of $9,202, plus interest, commencing January 1, 2008. The number included in the table represents our estimate of the aggregate amount of these deferred compensation payments (inclusive of interest) over the period. The foregoing payments are conditioned on Mr. Malone's compliance with the confidentiality, non-competition, non-solicitation and non-interference covenants contained in his employment agreement. If Mr. Malone's employment had been terminated, as of December 31, 2007, as a result of his death, his beneficiaries would have instead been entitled to a lump sum payment of the remaining deferred compensation payments, and the compliance conditions described above would be inapplicable. See "Executive Compensation—Executive Compensation Arrangements—Malone Employment Agreement" above.

(4)
Under Mr. Malone's 1982 deferred compensation arrangement, had Mr. Malone's employment been terminated for any reason (other than death), as of December 31, 2007, he would have been entitled to 240 consecutive monthly payments of $73,720, plus interest, commencing January 1, 2008. The number included in the table represents our estimate of the aggregate amount of these deferred compensation payments (inclusive of interest) over the period. The foregoing payments are conditioned on Mr. Malone's compliance with the confidentiality, non-competition, non-solicitation and non-interference covenants contained in his previous employment agreement. If Mr. Malone's employment had been terminated, as of December 31, 2007, as a result of his death, his beneficiaries would have instead been entitled to a lump sum payment of the remaining deferred compensation payments, and the compliance conditions described above would be inapplicable. See "Executive Compensation—Executive Compensation Arrangements—Malone Employment Agreement" above.

(5)
Based on the number of vested options and SARs held by each named executive officer at year-end. For more information, see the "Outstanding Equity Awards at Fiscal Year-End" table above.

(6)
Based on (i) the number of vested options and SARs and (ii) the number of unvested options and SARs and the number of shares of restricted stock, in each case, held by each named executive officer at year-end. For more information, see the "Outstanding Equity Awards at Fiscal Year-End" table above.

(7)
If Mr. Maffei's employment had been terminated at our election for any reason (other than cause), as of December 31, 2007, he would have been entitled to receive $1,500,000 (which consists of 18 months of his base salary). See "Executive Compensation—Executive Compensation Arrangements—Maffei Employment Arrangement" above.

(8)
Under these circumstances (and subject to the assumptions described above), the named executive officer would receive an immediate distribution of the balance of his deferred compensation account (rather than receiving distributions under the plan in accordance with the elections previously filed by such named executive officer).

(9)
Based on (i) the number of vested options and SARs held by Mr. Maffei at year-end and (ii) the number of unvested options and SARs and the number of shares of restricted stock held by Mr. Maffei that were unvested at year-end but would vest during his 18-month severance period (January 1, 2008 through June 30, 2009), pursuant to his employment arrangements. See "Executive Compensation—Executive Compensation Arrangements—Maffei Employment Arrangements" above and the "Outstanding Equity Awards at Fiscal Year-End" table above.

Compensation of Directors

  Nonemployee Directors

        Director Fees.    Prior to April 1, 2007, each of our directors who was not an employee of our company was paid an annual fee of $50,000 (which we refer to as the director fee). On and following April 1, 2007, the director fee was increased to $52,500. The chairman of the audit committee of our board and each other member of that committee is paid an additional annual fee of $20,000 and $10,000, respectively. With respect to our executive committee, compensation committee, Section 16 exemption committee and nominating and corporate governance committee, each member thereof who is not an employee of our company receives an additional annual fee of $5,000 for his participation on each such committee, except that any committee member who is also the chairman of that committee instead receives an additional annual fee of $10,000 for his participation on that committee. Director fees are payable quarterly in arrears in cash or, at the election of the director, in shares of our common stock. Fees for participation on committees are payable quarterly in arrears in cash only.

        Equity Incentive Plan.    The Liberty Media Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective August 15, 2007) (the director plan) is administered by our entire board of directors. Our board has full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The director plan is designed to provide our non-employee directors with additional remuneration for services rendered, to encourage their investment in our common stock and to aid in attracting persons of exceptional ability to become nonemployee directors of our company. Our board may grant non-qualified stock options, SARs, restricted shares, stock units and cash awards or any combination of the foregoing under the director plans (collectively, director awards).

        The maximum number of shares of our common stock with respect to which awards may be issued under the director plan is 5 million, subject to anti-dilution and other adjustment provisions of the respective plans. Shares of our common stock issuable pursuant to awards made under the director plan are made available from either authorized but unissued shares or shares that have been issued but reacquired by us.

        Director Options.    Pursuant to the director plan, on May 10, 2007, our board granted (the annual director grant) each of the nonemployee directors options to purchase 1,310 shares of pre-reclassified Series A Liberty Capital common stock at an exercise price equal to $116.17, which was the closing price of such stock on the grant date, and 5,710 shares of Series A Liberty Interactive common stock at an exercise price equal to $24.80, which was the closing price of such stock on the grant date. The grant date fair value of these options for each director was $42,863 and $43,111, respectively. These options will become exercisable on the date of the 2008 annual meeting (which is scheduled to be held on June 6, 2008), or on such earlier date that the grantee ceases to be a director because of death or disability, and will terminate without becoming exercisable if the grantee resigns or is removed from the board before the vesting date. The options will, upon becoming exercisable, be exercisable until the tenth anniversary of the grant date, or, if earlier, until the first business day following the first anniversary of the date the grantee ceases to be a director (or, if the grantee dies within that period, until the first business day following the expiration of the one-year period beginning on the date of the grantee's death). As a result of the reclassification, each director's pre-reclassified Series A Liberty Capital common stock options were converted into options to purchase 1,310 shares of LCAPA at an exercise price equal to $16.97 per share and 5,240 shares of LMDIA at an exercise price equal to $24.79 per share. The original exercise price of the options was allocated between the LCAPA options and the LMDIA options based upon the relative volume weighted average prices of the applicable series of our common stock over the first 20 trading days of regular way trading after the completion of the reclassification.

        In addition to the annual option grant described above, on December 24, 2007, pursuant to the director plan, our board granted (the December grant) each of the nonemployee directors options to purchase 1,650 shares of pre-reclassified Series A Liberty Capital common stock at an exercise price equal to $118.12, which was the closing price of such stock on the grant date, and 6,400 shares of Series A Liberty Interactive common stock at an exercise price equal to $19.96, which was the closing price of such stock on the grant date. The grant date fair value of these options for each director was $43,445 and $33,408, respectively. These options will become exercisable on the first anniversary of the grant date, or on such earlier date that the grantee ceases to be a director because of death or disability, and will terminate without becoming exercisable if the grantee resigns or is removed from the board before the vesting date. The options will, upon becoming exercisable, be exercisable until the seventh anniversary of the grant date, or, if earlier, until the first business day following the first anniversary of the date the grantee ceases to be a director (or, if the grantee dies within that period, until the first business day following the expiration of the one-year period beginning on the date of the grantee's death). As a result of the reclassification, each director's pre-reclassified Series A Liberty Capital common stock options were converted into options to purchase 1,650 shares of LCAPA at an exercise price equal to $17.26 per share and 6,600 shares of LMDIA at an exercise price equal to $25.21 per share. The original exercise price of the options was allocated between the LCAPA options and the LMDIA options based upon the relative volume weighted average prices of the applicable series of our common stock over the first 20 trading days of regular way trading after the completion of the reclassification.

  Robert R. Bennett

        Pursuant to an employment agreement we entered into with Robert R. Bennett when he retired as our former President and Chief Executive Officer, Mr. Bennett remained employed by us during 2007 and the first quarter of 2008 at a base salary of $500,000 per annum. Also through March 31, 2008, he was entitled to office support services and to use of our New York City apartment. From April 1, 2008 through August 31, 2014, Mr. Bennett will continue to be employed by us and will be entitled to receive a base salary at the rate of $3,000 per annum and an additional amount of cash compensation based on the hours of service he provides to us at an hourly rate to be agreed by us and Mr. Bennett. Mr. Bennett is also entitled to continue his participation in our savings and welfare benefit plans and programs through August 31, 2014, subject to the terms and conditions of those plans.

        In connection with Mr. Bennett's employment with our company, we entered into three separate deferred compensation arrangements with him. In 2004, the compensation committee awarded Mr. Bennett an annual bonus of $1,000,000 to be credited to a deferred compensation account and determined to credit the account with an 8% per annum investment return, compounded quarterly. Also in 2004, the compensation committee determined to credit quarterly compensation payments in the amount of $12,500 to a deferred compensation account through the first quarter of 2006 and determined to credit the account with an 8% per annum investment return, compounded quarterly. In 2005, the compensation committee awarded Mr. Bennett a bonus of $1,000,000 to be credited to a deferred compensation account and determined to credit the account with an 8% per annum investment return, compounded quarterly. The amount in these accounts, including the investment return accrued thereon through March 31, 2008, was payable to Mr. Bennett within ten business days following March 31, 2008. The obligations owed to Mr. Bennett under these deferred compensation arrangements were unsecured obligations of the company.

        Mr. Bennett's employment agreement also provides for the payment of severance upon termination of employment following his death or disability. If either such event occurred prior to March 31, 2008, Mr. Bennett or his beneficiaries would have been entitled to receive, in a lump sum, his salary through March 31, 2008 (calculated on the basis of $500,000 per annum). If either such event occurs following March 31, 2008 and prior to August 31, 2014, Mr. Bennett or his beneficiaries would be entitled to receive, in a lump sum, his salary through August 31, 2014 (calculated on the basis of $3,000 per annum). Under Mr. Bennett's employment agreement, we do not have the right to terminate Mr. Bennett other than for death, disability or "cause."

        On December 24, 2007, concurrent with the December grant, the compensation committee granted to our employees options to purchase pre-reclassified Liberty Capital Series A common stock and options to purchase LINTA under the 2007 Incentive Plan. Because Mr. Bennett is an employee of our company, he also received a grant of options under the 2007 Incentive Plan. The terms of his options are substantially similar to the terms of the December grant.

Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)		Nonqualified Deferred Compensation Earnings ($)(4)	All other compensation ($)		Total ($)
Robert R. Bennett	—	—		(5)	123,898	523,760	(6)	647,658
Donne F. Fisher	86,875	—	84,665		—	—		171,540
Paul A. Gould	86,875	—	84,665		—	—		171,540
David E. Rapley	71,875	—	84,665		—	—		156,540
M. LaVoy Robison	71,875	—	84,665		—	—		156,540
Larry E. Romrell	61,875	—	84,665		—	—		146,540

(1)
John C. Malone and Gregory B. Maffei, each of whom is a director of our company and a named executive officer, received no compensation for serving as directors of our company during 2007.

(2)
The dollar amounts recognized for financial statement purposes have been calculated in accordance with FAS 123R. For a description of the assumptions applied in these calculations, see Note 15 to our consolidated financial statements for the year ended December 31, 2007 (which are included in our Annual Report on Form 10-K as filed with the SEC on February 29, 2008).

(3)
As of December 31, 2007, our directors held the following stock incentive awards:

	Robert R. Bennett		Donne F. Fisher	Paul A. Gould	David E. Rapley	M. LaVoy Robison	Larry E. Romrell
Stock Options
LCAPA	1,650		4,460	4,898	4,460	4,460	4,460
LCAPB	833,993	(a)	—	—	—	—	—
LINTA	6,400		19,610	21,798	19,610	19,610	19,610
LINTB	4,169,963	(b)	—	—	—	—	—
SARs
LCAPA	100,000		1,650	1,650	1,650	1,650	1,650
LINTA	500,000		8,250	8,250	8,250	8,250	8,250

    (a)
    Options may be exercised, at the option of the holder, for shares of LCAPA instead of LCAPB.

    (b)
    Options may be exercised, at the option of the holder, for shares of LINTA instead of LINTB.

(4)
Reflects the above-market earnings credited during 2007 to the deferred compensation accounts of Mr. Bennett. See "Compensation of Directors—Robert R. Bennett" above

(5)
All of Mr. Bennett's outstanding stock incentive awards in our company vested prior to December 31, 2007, except for the option awards granted to him on December 24, 2007. Because this grant occurred so late in the year, we did not record any compensation expense associated with this award.

(6)
Consists of (i) $500,000 in salary, (ii) $22,500 of matching contributions made by our company to the Liberty 401(k) Savings Plan and (iii) $1,260 in life insurance premiums paid by our company on behalf of Mr. Bennett, in all cases as a result of Mr. Bennett serving as an employee of our company during 2007. See "Compensation of Directors—Robert R. Bennett" above.

Equity Compensation Plan Information

        The following table provides certain information regarding our equity compensation plans, as of December 31, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders:
Liberty Media Corporation 2000 Incentive Plan (As Amended and Restated Effective February 22, 2007):			901,000	(2)
LCAPA	2,426,753	$94.37
LCAPB	1,498,263	$101.37
LINTA	20,368,823	$20.02
LINTB	7,491,314	$23.41
Liberty Media Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective August 15, 2007):			1,314,000	(2)
LCAPA	31,190	$97.77
LCAPB	—	—
LINTA	142,501	$19.92
LINTB	—	—
Liberty Media Corporation 2007 Incentive Plan			25,158,000	(2)
LCAPA	328,928	$118.12
LCAPB	—	—
LINTA	4,299,366	$19.75
LINTB	—	—
Equity compensation plans not approved by security holders—None

Total:
LCAPA	2,786,871

LCAPB	1,498,263

LINTA	24,810,690

LINTB	7,491,314

			27,373,000	(2)

(1)
Because the reclassification occurred on March 3, 2008, the information included in the table does not take into account the following effects of the reclassification: (i) the issuance of stock incentives with respect to LMDIA and LMDIB as a result of adjustments made to the pre-reclassified Liberty Capital common stock incentives outstanding on that date, and (ii) the increase in number of shares available for future grant under the stock incentive plans that was implemented as a result of the increase in our aggregate capitalization.

(2)
Each plan permits grants of, or with respect to, shares of our any series of our common stock, subject to a single aggregate limit.

STOCKHOLDER PROPOSALS

        This proxy statement relates to our annual meeting of stockholders for the calendar year 2008 which will take place on June 6, 2008. We currently expect that our annual meeting of stockholders for the calendar year 2009 will be held during the second quarter of 2009. In order to be eligible for inclusion in the proxy materials for the 2009 annual meeting, any stockholder proposal must have been submitted in writing to our Corporate Secretary and received at our executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, by the close of business on December 23, 2008 unless a later date is determined and announced in connection with the actual scheduling of the annual meeting. To be considered for presentation at the 2009 annual meeting, any stockholder proposal must have been received at our executive offices at the foregoing address on or before the close of business on March 9, 2009 or such later date as may be determined and announced in connection with the actual scheduling of the annual meeting.

        All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act and, as with any stockholder (regardless of whether it is included in our proxy materials), our charter and bylaws and Delaware law.

ADDITIONAL INFORMATION

        We file annual, quarterly and special reports, proxy materials and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect our filings at the regional offices of the SEC or over the Internet at the SEC's website at www.sec.gov. Additional information can also be found on our website at www.libertymedia.com. (Information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement.) If you would like to receive a copy of our Annual Report on Form 10-K for the year ended December 31, 2007, or any of the exhibits listed therein, please call or submit a request in writing to Investor Relations, Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Tel. No. (877) 772-1518, and we will provide you with the Annual Report without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).

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LIBERTY MEDIA CORPORATION	For	Withhold	For All	To withhold authority to vote for any individual
	All	All	Except	nominee(s), mark "For All Except" and write the
THE BOARD OF DIRECTORS RECOMMENDS A				number(s) of the nominee(s) on the line below.
VOTE "FOR" ITEMS 1 AND 2.
Vote on Directors	☐	☐	☐
1. ELECTION OF DIRECTORS
Nominees:
01) Mr. David E. Rapley
02) Mr. Larry E. Romrell
Vote on Proposal		For	Against	Abstain
2.	Proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2008.	☐	☐	☐
3.	Any proposals to transact other business as may properly come before the annual meeting.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.
	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

LIBERTY MEDIA CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
June 6, 2008

The undersigned hereby appoint(s) Charles Y. Tanabe and Christopher Shean, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Liberty Interactive Common Stock, Series B Liberty Interactive Common Stock, Series A Liberty Capital Common Stock, Series B Liberty Capital Common Stock, Series A Liberty Entertainment Common Stock or Series B Liberty Entertainment Common Stock held by the undersigned at the Annual Meeting of Stockholders to be held at 9:00 A.M., Mountain Daylight Time on June 6, 2008, at the Denver Marriott South at Park Meadows, 10345 Park Meadows Drive, Littleton, Colorado 80124, and any adjournment or postponement thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE